SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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U.S. Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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800 Nicollet Mall

Minneapolis, Minnesota 55402

(651) 466-3000

March 12, 2010

Dear Shareholders:

We cordially invite you to join us for our 2010 annual meeting of shareholders. We will hold our meeting on Tuesday, April 20, 2010, at 11:00 a.m., Pacific time, in the Grand Pacific Ballroom at the Seattle Marriott Waterfront, 2100 Alaskan Way, Seattle, Washington. For your convenience, a map showing the location of the Seattle Marriott Waterfront is provided on the back of our proxy statement.

At this year’s meeting, you will hear a report on matters of current interest to our shareholders and be asked to vote on the following items:

•	Election of directors;

•	Ratification of Ernst & Young LLP as our independent auditor;

•	A proposal to approve our Amended and Restated 2007 Stock Incentive Plan; and

•	An advisory vote to approve the compensation of our executives disclosed in the attached proxy statement.

Attached you will find a notice of annual meeting of shareholders and proxy statement that contain further information about the business to be conducted at the meeting.

We hope you will be able to attend the meeting. However, whether or not you attend the meeting in person, we encourage you to vote by Internet or telephone or complete, sign and return your proxy card prior to the meeting. If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. Instructions on how to access the replay are included in the attached proxy statement.

Every shareholder vote is important. To ensure your vote is counted at the annual meeting, please vote as promptly as possible.

We look forward to seeing you at the annual meeting.

Sincerely,

Richard K. Davis

Chairman, President and Chief Executive Officer

800 Nicollet Mall

Minneapolis, Minnesota 55402

(651) 466-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, April 20, 2010, at 11:00 a.m. Pacific time

Place:	Seattle Marriott Waterfront Grand Pacific Ballroom 2100 Alaskan Way Seattle, Washington 98121

Items of Business:

1.      The election of thirteen directors, each for a one-year term.

2.      The ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010.

3.      A proposal to approve the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan.

4.      An advisory vote to approve the compensation of our executives disclosed in this proxy statement.

5.      Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 22, 2010.

Voting by Proxy:

It is important that your shares be represented and voted at the meeting. You may vote your shares by telephone or Internet by no later than 11:59 p.m. Eastern time on April 19, 2010 (or April 15, 2010, for shares held in the U.S. Bancorp 401(k) Savings Plan), as directed on the enclosed proxy card, or by completing, signing and promptly returning the enclosed proxy card by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by telephone or Internet in order to reduce mailing and handling expenses.

By Order of the Board of Directors

Lee R. Mitau

Secretary

March 12, 2010

PROXY STATEMENT

i

ii

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2010

The Board of Directors of U.S. Bancorp is soliciting proxies for use at the annual meeting of shareholders to be held on April 20, 2010, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or made available to shareholders on or about March 12, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders and described in this proxy statement. These matters include the election of directors, the ratification of the selection of our independent auditor, the approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan, and an advisory (non-binding) vote on the compensation of our executives disclosed in this proxy statement. Also, management will report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from shareholders.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.

Who is entitled to vote at the meeting?

The Board has set February 22, 2010, as the record date for the annual meeting. If you were a shareholder of record at the close of business on February 22, 2010, you are entitled to vote at the meeting.

As of the record date, 1,915,130,775 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,915,130,775 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you have properly submitted a proxy vote by mail, telephone or Internet; or

•	you are present and vote in person at the meeting.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet; or

•	by completing, signing and mailing the printed proxy card.

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy vote by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for shareholders who hold their shares in street name.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Richard K. Davis and Lee R. Mitau, have been designated as the proxies to cast the votes of our shareholders at our 2010 annual meeting of shareholders.

What is a proxy statement?

It is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the New York Stock Exchange (the “NYSE”).

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by it.

How do I vote if my shares are held in the U.S. Bancorp 401(k) Savings Plan?

If you hold any shares in the U.S. Bancorp 401(k) Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or Internet, vote once for each proxy card or voting instruction form you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the U.S. Bancorp 401(k) Savings Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Savings Plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

Election of each director requires that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. The affirmative vote of a majority of the voting power of our common stock present and entitled to vote on the matter is required for the ratification of the selection of our independent auditor; the approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan; the advisory vote to approve the compensation of our executives disclosed in this proxy statement; and the approval of any other proposals. Because your vote on executive compensation is advisory, it will not be binding upon the company or the Board of Directors. However, the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation programs.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board of Directors and on the other proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Shares not present at the meeting and shares voting “ABSTAIN” have no effect on the election of directors. If you abstain from voting on the proposal ratifying the selection of our independent auditor; the proposal for the approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan; or the advisory vote proposal approving the compensation of our executives disclosed in this proxy statement, your abstention has the same effect as a vote against that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the NYSE. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Your broker or other nominee has discretionary authority to vote your shares on the ratification of Ernst & Young LLP as our independent auditor and the advisory vote to approve the compensation of our executives disclosed in this proxy statement, even if your broker, bank, trust or other nominee does not receive voting instructions from you. Your broker or other nominee does not have discretionary authority to vote your shares on the election of directors or the approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan, if your broker, bank, trust or other nominee does not receive voting instructions from you.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.

How does the Board recommend that I vote?

You will vote on the following management proposals:

•

Election of thirteen directors: Douglas M. Baker, Jr., Y. Marc Belton, Victoria Buyniski Gluckman, Arthur D. Collins, Jr., Richard K. Davis, Joel W. Johnson, Olivia F. Kirtley, Jerry W. Levin, David B. O’Maley, O’dell M. Owens, M.D., M.P.H., Richard G. Reiten, Craig D. Schnuck and Patrick T. Stokes;

•	Ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010;

•	Approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan; and

•	Advisory approval of the compensation of our executives disclosed in this proxy statement.

The Board of Directors recommends that you vote FOR the election of each of the nominees to the Board of Directors, FOR the ratification of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010, FOR the approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan, and FOR the advisory approval of the compensation of our executives disclosed in this proxy statement.

We are not aware of any other matters that will be voted on at the annual meeting. However, if any other business properly comes before the meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR the election of all of the nominees for director;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010;

•	FOR the approval of the Amended and Restated U.S. Bancorp 2007 Stock Incentive Plan; and

•	FOR the advisory approval of the compensation of our executives disclosed in this proxy statement.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

•	if you voted over the Internet or by telephone, voting again over the Internet or by telephone by no later than 11:59 p.m. Eastern time on April 19, 2010;

•	if you completed and returned a proxy card, submitting a new proxy card with a later date and returning it so that it is received by April 19, 2010; or

•	submitting written notice of revocation to our corporate secretary at the address shown on page 6 of this proxy statement so that it is received by April 19, 2010.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 or call (866) 775-9668.

If you are a participant in the U.S. Bancorp 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m. Eastern time on April 15, 2010. If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, Internet or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the meeting by responding affirmatively when prompted during telephone or Internet voting or by marking the attendance box on the proxy card.

If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. You can find instructions on how to access the replay and the presentation materials on our website at www.usbank.com by clicking on “About U.S. Bancorp” and then “Investor/Shareholder Information.” The link to the replay and materials will be found on the “Webcasts and Presentations” page.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies for the annual meeting for a fee of approximately $10,500, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, e-mail or in person. We will not pay these individuals any additional compensation for their services other than their regular salaries.

What are the deadlines for submitting shareholder proposals for the 2011 annual meeting?

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2011 annual meeting, we must receive the written proposal at our principal executive offices at U.S. Bancorp, BC-MN-H23I, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Corporate Secretary, on or before November 12, 2010. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our bylaws provide that a shareholder may nominate a director for election at the annual meeting if proper written notice is received by the Corporate Secretary of U.S. Bancorp at our principal executive offices in Minneapolis, Minnesota, at least 120 days in advance of the anniversary of the prior year’s annual meeting. A shareholder may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at least 120 days in advance of the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. For the 2011 annual meeting, notices of director nominations and shareholder proposals to be made from the floor must be received on or before

December 21, 2010, and November 12, 2010, respectively. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on “About U.S. Bancorp” and then “Corporate Governance.” Shareholder proposals and director nominations for which notice is received by us after November 12, 2010, and December 21, 2010, respectively, may not be presented in any manner at the 2011 annual meeting.

How can I communicate with U.S. Bancorp’s Board of Directors?

You or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors, lead director or specified individual directors to:

The Office of the Corporate Secretary

U.S. Bancorp

BC-MN-H23I

800 Nicollet Mall

Minneapolis, MN 55402

Any such letters will be delivered to the independent lead director or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to our chief risk officer for handling in accordance with the Audit Committee’s policy on investigation of complaints relating to accounting matters.

How can I reduce my company’s expenses and conserve natural resources by electing to receive my proxy materials electronically in the future?

If we sent you a printed copy of our proxy statement and annual report, you can request electronic delivery if you are a shareholder of record or if you hold your shares in street name. In fact, we encourage you to request electronic delivery of these documents if you are comfortable viewing documents online, because it saves the expense of printing and mailing the materials to you and helps conserve environmental resources. Shareholders who sign up to receive proxy materials electronically will receive an e-mail with links to the proxy materials, which may give them faster delivery of the materials and will save money for our company and our shareholders. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.

If we sent you a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials electronically in the future, you can choose this option by:

•	following the instructions provided on your proxy card or voting instruction form;

•	following the instructions provided when you vote over the Internet; or

•	going to http://enroll.icsdelivery.com/usb and following the instructions provided.

If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing a link to the Internet website where you can access our proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You may revoke this request at any time by following the instructions at http://enroll.icsdelivery.com/usb. Your election is permanent unless you revoke it later.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 20, 2010:

Our proxy statement and 2009 Annual Report are available at www.usbank.com/proxymaterials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of our common stock were beneficially owned as of February 8, 2010, by:

•	each current director and director nominee;

•	each of the executive officers named in the Summary Compensation Table in this proxy statement;

•	all of our directors and executive officers as a group; and

•	each person who is known by us to beneficially own more than 5% of our voting securities.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding
Douglas M. Baker, Jr.	33,277	(3)	*
Y. Marc Belton	21,752	(3)	*
Victoria Buyniski Gluckman	263,766	(3)	*
Andrew Cecere	1,846,634	(4)	*
William L. Chenevich	1,692,960	(5)	*
Arthur D. Collins, Jr.	251,118	(3)	*
Richard K. Davis	4,002,963	(6)	*
Richard C. Hartnack	1,074,851	(7)	*
Joel W. Johnson	233,926	(3)	*
Pamela A. Joseph	1,199,840	(8)	*
Olivia F. Kirtley	75,540	(3)	*
Jerry W. Levin	270,294	(3)(9)	*
David B. O’Maley	440,757	(3)(10)	*
O’dell M. Owens, M.D., M.P.H.	162,995	(3)	*
Richard G. Reiten	128,348	(3)	*
Craig D. Schnuck	194,322	(3)(11)	*
Patrick T. Stokes	156,949	(3)(12)	*
All directors and executive officers as a group (26 persons)	17,844,369	(13)	*
BlackRock, Inc.(14)	99,066,642		5.18%

*	Indicates less than 1%.

(1)	Includes the following shares subject to options exercisable within 60 days after February 8, 2010:

Name	Shares	Name	Shares	Name	Shares
Ms. Buyniski Gluckman	30,934	Mr. Hartnack	979,909	Mr. O’Maley	150,377
Mr. Cecere	1,704,470	Mr. Johnson	160,382	Dr. Owens	69,077
Mr. Chenevich	1,606,039	Ms. Joseph	1,128,988	Mr. Reiten	61,326
Mr. Collins	169,225	Ms. Kirtley	27,761	Mr. Schnuck	128,570
Mr. Davis	3,622,147	Mr. Levin	174,361	Mr. Stokes	76,729

(2)	Some of our directors and officers have deferred cash compensation or stock option gains under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director’s or officer’s retirement or other termination of employment or service with U.S. Bancorp. The directors and officers have no voting or investment power as to these shares. The number of shares to which the directors and officers would be entitled had their employment or service with U.S. Bancorp terminated as of February 8, 2010, is included in the table, as follows:

Name	Shares	Name	Shares	Name	Shares
Ms. Buyniski Gluckman	6,792	Mr. Johnson	5,799	Dr. Owens	62,817
Mr. Collins	2,073	Ms. Kirtley	3,847	Mr. Reiten	26,100
Mr. Davis	64,039	Mr. O’Maley	10,572	Mr. Stokes	28,517

(3)

Some of our directors and officers have been awarded restricted stock units. Restricted stock units held by our officers are distributable in an equivalent number of shares of our common stock upon vesting. Vested restricted stock units held by our directors are not distributable until the holder ceases to serve on the Board unless the holder’s service is terminated for cause. The number of restricted stock units that are currently vested, or that vest within 60 days of February 8, 2010, is included in the table, as follows:

Name	Shares	Name	Shares	Name	Shares
Mr. Baker	32,277	Mr. Davis	21,572	Mr. O’Maley	37,810
Mr. Belton	11,352	Mr. Hartnack	13,358	Dr. Owens	31,101
Ms. Buyniski Gluckman	37,647	Mr. Johnson	34,979	Mr. Reiten	31,101
Mr. Cecere	12,943	Ms. Joseph	14,193	Mr. Schnuck	43,939
Mr. Chenevich	18,785	Ms. Kirtley	33,932	Mr. Stokes	34,581
Mr. Collins	34,581	Mr. Levin	34,581

(4)

Includes 14,175 shares of restricted stock subject to future vesting conditions; 341 shares held by Mr. Cecere’s wife, as to which Mr. Cecere has no voting or investment power; and 8,566 shares held in the U.S. Bancorp 401(k) Savings Plan.

(5)	Includes 3,469 shares held in the U.S. Bancorp 401(k) Savings Plan.

(6)

Includes 27,384 shares of restricted stock subject to future vesting conditions; 51,409 shares held in a trust of which Mr. Davis’s wife is trustee and as to which Mr. Davis has no voting or investment power; 179,972 shares held in a trust of which Mr. Davis is trustee; and 12,682 shares held in the U.S. Bancorp 401(k) Savings Plan.

(7)	Includes 11,598 shares of restricted stock subject to future vesting conditions and 1,610 shares held in the U.S. Bancorp 401(k) Savings Plan.

(8)	Includes 10,470 shares of restricted stock subject to future vesting conditions and 6,630 shares held in the U.S. Bancorp 401(k) Savings Plan.

(9)	Includes 23,795 shares held in an IRA account.

(10)	Includes 57,873 shares held in three trusts of which Mr. O’Maley’s wife is trustee.

(11)	Includes 9,756 shares held in a trust of which Mr. Schnuck is trustee.

(12)	Includes 17,122 shares held in a trust of which Mr. Stokes is trustee.

(13)

Includes 118,393 shares held in the U.S. Bancorp 401(k) Savings Plan for the accounts of certain executive officers; 131,121 shares of restricted stock subject to future vesting conditions; 558,554 restricted stock units that are distributable in an equivalent number of shares of our common stock; 220,530 shares payable to certain directors and executive officers pursuant to our deferred compensation plan; and 15,230,436 shares subject to options exercisable within 60 days after February 8, 2010.

(14)	Based on a Schedule 13G filed with the SEC on January 29, 2010, by BlackRock, Inc. (“BlackRock”), on behalf of itself and its subsidiaries, BlackRock and the following subsidiaries of BlackRock hold certain shares of our common stock: (i) BlackRock Asset Management Japan Limited, (ii) BlackRock Advisors (UK) Limited, (iii) BlackRock Institutional Trust Company, N.A., (iv) BlackRock Fund Advisors, (v) BlackRock Asset Management Canada Limited, (vi) BlackRock Asset Management Australia Limited, (vii) BlackRock Advisors, LLC, (viii) BlackRock Financial Management, Inc., (ix) BlackRock Investment Management, LLC, (x) BlackRock Investment Management (Australia) Limited, (xi) BlackRock Investment Management (Dublin) Ltd, (xii) BlackRock (Netherlands) B.V., (xiii) BlackRock Fund Managers Ltd, (xiv) BlackRock International Ltd, (xv) BlackRock Investment Management UK Ltd, and (xvi) State Street Research & Management Co. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2009 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2009 were satisfied, except that Pamela A. Joseph was late in filing one Form 4 reporting a 2010 intra-plan transfer of a portion of her balance in our 401(k) savings plan into the U.S. Bancorp stock investment fund. In addition, Lee R. Mitau was late in filing three Forms 5 reporting five gifts of shares that he made to his spouse in 2006, 2007 and 2008 in connection with stock-for-stock option exercises, which exercises themselves were timely reported, and one Form 4 reporting an automatic reload grant of a stock option in 2006 (which option is no longer outstanding).

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently has 13 members, and directors are elected annually to one-year terms. Each of our current directors has been nominated for election by the Board to serve another term or until their successors are elected and qualified. The current directors are the only nominees, and each of them has previously been elected by the shareholders. The Board has determined that, except for Richard K. Davis, each nominee for election as a director at the annual meeting is independent from U.S. Bancorp as discussed below under “Corporate Governance—Director Independence.”

Director Selection and Qualifications

Director Nominee Selection Process.    The selection process for director candidates includes the following steps: (1) identification of director candidates by the Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders; (2) possible engagement of a director search firm to provide names and biographies of director candidates for the Governance Committee’s consideration; (3) interviews of candidates by the chair of the Governance Committee and two other Governance Committee members; (4) reports to the Board by the Governance Committee on the selection process; (5) recommendations by the Governance Committee; and (6) formal nomination by the Board for inclusion in the slate of directors at the annual meeting. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee’s consideration should submit the candidate’s name and sufficient written information about the candidate to permit a determination by the Governance Committee whether the candidate meets the director selection criteria set forth in our Corporate Governance Guidelines. Recommendations should be sent to the Chair of the Governance Committee in care of the Corporate Secretary of U.S. Bancorp at the address listed on page 6 of this proxy statement.

Director Qualification Standards.    We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director of U.S. Bancorp, the Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer (“CEO”) of a public company or as a leader of another major complex organization; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Our Nominees for Director.    Each of our director nominees meets the qualification standards described above and in our Corporate Governance Guidelines. In nominating current and new directors, our Governance Committee considers, among other things, the balance of business experience represented on the Board. Many of our directors have had experience as a CEO of a large, publicly held or private corporation. This background provides experience in general management of large organizations, and oversight of finance, marketing, sales and administrative functions. It also provides experience in risk assessment, corporate governance matters and interaction with boards of directors. Many of our directors have current or recent experience as a director of another large publicly held or private company, which also provides valuable experience in addressing complex governance and business issues relevant to our company. Our Governance Committee also considers racial, gender and geographical diversity in our director candidates, and discusses these matters in the course of considering the mix of attributes and qualifications of each candidate. As a financial institution with operations in all 50 states, and a retail footprint of 24 states, we believe it is useful to have directors with backgrounds and experience in our significant geographic markets, and we have indicated the primary geographic location of each director in his or her biographical information below. Our Governance Committee also finds it important to maintain a balance of tenure on the Board. Long-serving directors bring valuable business and governance experience with our company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspective and new ideas.

Each of the nominees has agreed to serve as a director if elected. Proxies may not be voted for more than 13 directors. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors that are nominated for election. In addition, as described below under “Corporate Governance—Majority Vote Standard for Election of Directors,” each of the nominees has tendered his or her resignation as a director in accordance with our corporate governance guidelines to be effective if he or she fails to receive the required vote for election to the Board and the Board accepts the tendered resignation.

The Board of Directors recommends a vote FOR election of the 13 nominated directors. Proxies will be voted FOR the election of the 13 nominees unless otherwise specified. The nominees for election as directors have provided the following information about themselves. Board service dates listed include service as directors of predecessor companies to U.S. Bancorp.

Director Nominees

DOUGLAS M. BAKER, JR.: Age 51, director since January 2008. Mr. Baker is the Chairman, President and Chief Executive Officer of Ecolab Inc., a provider of cleaning, sanitizing, food safety and infection control products and services. He has served as Chairman of the Board since May 2006 and Chief Executive Officer since July 2004. He joined Ecolab in 1989 and held various leadership positions within the company before being named President and Chief Operating Officer in August 2002. Mr. Baker provides the valuable perspective gained from leading a company through the current economic and corporate governance environment as the CEO of Ecolab, an S&P 500 industrial company with global operations. (Minneapolis, Minnesota)
Y. MARC BELTON: Age 50, director since March 2009. Mr. Belton is Executive Vice President, Worldwide Health, Brand and New Business Development of General Mills, Inc., an S&P 500 manufacturer and marketer of consumer food products. He has held this position since 2005. He joined General Mills in 1983 and has held various leadership positions within the company before being named Senior Vice President of Yoplait USA, General Mills Canada Corporation and New Business Development in 2002. As a current executive officer with overall responsibility for the global marketing function of General Mills, Mr. Belton brings to our Board of Directors expertise in the retail industry, an important area for a major consumer bank such as U.S. Bank. Mr. Belton is a member of the Executive Leadership Council in Washington D.C., the nation’s premier leadership organization comprised of the most senior African-American corporate executives in Fortune 500 companies, where he participates in current discussions of leadership, management and business issues across many industries. Mr. Belton brings to our Board many years of outstanding work in the field of brand management and business development. Mr. Belton also served as a director of Navistar International Corporation from 1999 to 2009, where he served on its Compensation, Finance and Audit Committees. (Minneapolis, Minnesota)
VICTORIA BUYNISKI GLUCKMAN: Age 58, director since 1990. Ms. Buyniski Gluckman is retired Chairman and Chief Executive Officer of United Medical Resources, Inc., a third-party administrator of employer healthcare benefits. She served as Chief Executive Officer since founding United Medical Resources in 1983 until April 2008 and as Chairman from 1983 until the acquisition of United Medical Resources by UnitedHealth Group in December 2005. Commencing with that transaction and until April 2008, Ms. Buyniski Gluckman assumed the additional duties of Chief Executive Officer of Midwest Security Administrators, another third-party administrator of employer healthcare benefits that is also a subsidiary of UnitedHealth Group. Ms. Buyniski Gluckman brings an entrepreneurial perspective to our Board, having founded her own successful company based on a concept she developed while working in the public healthcare field. Her company grew on the basis of excellent customer service, which is also a cornerstone of U.S. Bancorp’s brand and strategy. Ms. Buyniski Gluckman has also served as a director of Ohio National Financial Services, Inc. since 1993, where she has served on its Audit and Investment Committees. Her directorship at Ohio National gives her additional experience in the business and management of a large, complex financial services company. (Cincinnati, Ohio)

ARTHUR D. COLLINS, JR.: Age 62, director since 1996. Mr. Collins is retired Chairman and Chief Executive Officer of Medtronic, Inc., a leading medical device and technology company, and, like U.S. Bancorp, an S&P 100 company. Mr. Collins served as Chairman of Medtronic from 2002 until August 2008 and Chief Executive Officer from 2002 until August 2007. Mr. Collins also served as Chief Operating Officer of Medtronic from 1994 to 1996 and President and Chief Operating Officer from 1996 to 2002. Since April 2009, Mr. Collins has acted as a senior advisor for Oak Hill Partners, which manages a private equity portfolio of over $8 billion of private equity capital, and over $20 billion of investment capital. This experience gives him a broad perspective on a variety of business and financial issues that are useful in his service on our Board. Mr. Collins has also served as a director of Cargill, Incorporated since 2000, where he has served as its Human Resources Committee Chair and on its Governance, Audit and Executive Committees, and of The Boeing Company, an S&P 100 company, since 2007, where he has served as its Finance Committee Chair and on its Audit Committee. Cargill has a number of significant business segments in the financial services sector, and his experience on that Board provides an opportunity to gain perspective in an industry directly applicable to U.S. Bancorp’s business. (Chicago, Illinois)
RICHARD K. DAVIS: Age 52, director since 2006. Mr. Davis is Chairman, President and Chief Executive Officer of U.S. Bancorp. He has served as Chairman since December 2007, as President since October 2004 and as Chief Executive Officer since December 2006. He also served as Chief Operating Officer of U.S. Bancorp from October 2004 until December 2006. From the time of the merger of Firstar Corporation and U.S. Bancorp in February 2001 until October 2004, Mr. Davis served as Vice Chairman of U.S. Bancorp. Following the merger, Mr. Davis was responsible for Consumer Banking, including Retail Payment Solutions (card services), and he assumed additional responsibility for Commercial Banking in 2003. Mr. Davis has held management positions with our company since joining Star Banc Corporation, one of our predecessors, in 1993 as Executive Vice President. As Chairman, President and Chief Executive Officer of U.S. Bancorp, Mr. Davis brings to all Board discussions and deliberations deep knowledge of the company and its business and is the voice of management on the Board. Mr. Davis also brings unique industry knowledge to the Board gained as Chairman of the Financial Services Roundtable and as representative for the Ninth District of the Federal Reserve serving on its Financial Advisory Committee. Mr. Davis has also served as a director of Xcel Energy Inc, an S&P 500 company, since 2006, where he has served as its Finance Committee Chair and on its Nuclear, Environmental and Safety Committee. (Minneapolis, Minnesota)
JOEL W. JOHNSON: Age 66, director since 1999. Mr. Johnson is the retired Chairman and Chief Executive Officer of Hormel Foods Corporation, a meat and food processing company, and he is Vice Chairman of the Hormel Foundation. Mr. Johnson served as Chairman of Hormel from 1995 through October 2006 and Chief Executive Officer from 1993 through December 2005. He served as President from 1992 until May 2004. He joined Hormel in 1991 as Executive Vice President, Sales and Marketing. Mr. Johnson provides valuable perspective as the former Chairman and CEO of a multinational S&P 500 consumer products company. Mr. Johnson has also served as a director of two other S&P 500 companies, Ecolab Corporation since 1996, where he has served as its Audit Committee Chair and on its Governance Committee, and Meredith Corporation since 1994, where he has served as its Finance Committee Chair and on its Nominating/Governance Committee. (Scottsdale, Arizona)

OLIVIA F. KIRTLEY: Age 59, director since 2006. Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She has served in this capacity during the past five years. Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit and corporate governance. In addition to her expertise in audit and tax issues developed in part as a senior manager at Ernst & Whinney (predecessor to Ernst & Young LLP), Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President and Chief Financial Officer at that company. Her excellence in her field has been recognized in her past service as Chair of the American Institute of Certified Public Accountants, Chair of the AICPA Board of Examiners, and as a current U.S. member of the Board of the International Federation of Accountants (IFAC), which establishes international auditing, ethics, and education standards for the global accounting profession. In addition, she brings to our Board and Governance Committee a deep understanding of a wide range of current governance issues gained by her work as a corporate governance consultant and a faculty member of The Conference Board Directors’ Institute. Ms. Kirtley is also focused on current governance and business issues as a director of Papa Johns International, Inc. since 2003, where she has served as its Audit Committee Chair and on its Compensation Committee, and ResCare, Inc. since 1998, where she has served as its Audit Committee Chair. Ms. Kirtley also served as a director of Alderwoods Group, Inc. from 2002 until its merger with Service Corporation International in 2006, where she served as its Audit Committee Chair, and as a director of Lancer Corporation from 1999 until it was acquired by Hoshizaki Electric Co., Ltd. In 2006, where she served as its Audit Committee Chair and on its Compensation Committee. (Louisville, Kentucky)
JERRY W. LEVIN: Age 65, director since 1995. Mr. Levin is Chairman and Chief Executive Officer of Wilton Brands Inc., a creative consumer products company, and has served in that position since October 2009. Mr. Levin has also served as Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm, since founding the firm in February 2005. He served as Vice Chairman of Clinton Group, a private diversified asset management company, from December 2007 until October 2008. Mr. Levin served as Chairman of Sharper Image Corporation, a specialty retailer, from September 2006 until April 2008 and as interim Chief Executive Officer from September 2006 until April 2007. From 1998 until January 2005, Mr. Levin served as the Chairman and Chief Executive Officer of American Household, Inc. (formerly Sunbeam Corporation), a leading consumer products company. Mr. Levin has served as the CEO of six well-known companies, including those above, in the branded consumer products sector, and possesses significant expertise in corporate strategy and governance through his successful career as a turnaround, restructuring, and mergers and acquisitions expert. Retail branding and marketing expertise is important to U.S. Bancorp’s businesses, and it is useful to have an expert in those fields providing insights and oversight as a Board member. Mr. Levin has also served as a director of Ecolab Inc. since 1992, where he currently serves as Lead Director and where he has served as its Governance Committee Chair and its Compensation Committee Vice Chair, and of Saks Incorporated since 2007, where he has served on its Audit and Finance Committees. Mr. Levin also served as a director of Wendy’s International from 2006 to 2008, where he served on its Compensation and Governance Committees. (New York, New York)

DAVID B. O’MALEY: Age 63, director since 1995. Mr. O’Maley is Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings, Inc. and its subsidiary Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, including The Ohio National Life Insurance Company. Mr. O’Maley has held these positions since 1994 and has been with Ohio National since 1992. As the current Chairman, President and Chief Executive Officer of a large financial services company, Mr. O’Maley provides significant financial industry expertise to our Board discussions, and is familiar with the current regulatory and business environment. Mr. O’Maley has gained additional experience in the financial services arena as a director of The Midland Company, a publicly held casualty insurance company, from 1998 to 2008, where he served as its Compensation Committee Chair and on its Governance Committee. (Cincinnati, Ohio)
O’DELL M. OWENS, M.D., M.P.H.: Age 62, director since 1991. Dr. Owens has been providing services as an independent consultant in medicine, business, education and work site employee benefits since 2001. He has been Coroner of Hamilton County, Ohio since November 2004. Dr. Owens has also served as the President and Chairman of the Board for Project GRAD (Graduation Really Achieves Dreams), a national non-profit organization formed to improve inner-city education, since 2001. From 2002 to 2003, Dr. Owens served as President, Chief Executive Officer and a member of the Board of Trustees of RISE Learning Solutions, a national non-profit organization that uses technology to provide training for adults who care for children. From 1999 to 2002, Dr. Owens served as Senior Medical Director of United Healthcare Insurance Company of Ohio, a provider of healthcare coverage and related services. An internationally known physician and an entrepreneur with accomplished administrative skills in medicine, education and business who has served the public on a variety of community boards, Dr. Owens brings a unique perspective to our Board by combining business expertise and leadership with a strong focus on community service and public policy. Dr. Owens has served as president and chairman of national non-profit organizations devoted to education and empowerment, and has focused his efforts on founding and supporting a number of community service organizations. Dr. Owens’ experience is especially valuable in his role as chair of our Board’s Community Reinvestment and Public Policy Committee. (Cincinnati, Ohio)
RICHARD G. REITEN: Age 70, director since 1998. Mr. Reiten is the retired Chairman and Chief Executive Officer of Northwest Natural Gas Company, a natural gas utility company. Mr. Reiten served as Chairman from 2000 until February 2005 and from December 2006 until May 2008, and served as Chief Executive Officer from 1997 to 2003. Mr. Reiten continued to serve as a director of Northwest Natural Gas in the interim period between retiring as Chairman in February 2005 and being re-elected as Chairman in December 2006. Mr. Reiten also served as President of Portland General Electric Company, the largest electric utility in Oregon, from 1988 to 1995. Mr. Reiten’s leadership experience with large, complex companies in a heavily regulated industry is particularly relevant to the business of U.S. Bancorp. He has developed additional broad experience in economic and business issues as a director and Chairman of the Oregon Economic Development Commission, in one of U.S. Bancorp’s primary legacy markets. Mr. Reiten has additional experience in the financial services industry through his service as a director, and Chair of the Investment Committee, at American Electric Gas Insurance Services (AEGIS), an energy industry mutual insurance company, since 1997. Mr. Reiten also served as a director of Building Materials Holding Corporation from 2001 to 2009, where he served as its Finance Committee Chair and on its Compensation Committee. Mr. Reiten has also served as a director of IdaCorp, Inc. since 2004, where he has served on the Compensation Committee, and of National Fuel Gas Company since 2004, where he has served on the Nominating/Corporate Governance and Compensation Committees. (Portland, Oregon)
CRAIG D. SCHNUCK: Age 61, director since 2002. Mr. Schnuck is the former Chairman and Chief Executive Officer of Schnuck Markets, Inc., a supermarket chain. He was elected President of Schnuck Markets in 1984 and served as Chief Executive Officer from 1989 until January 2006. He served as Chairman from 1991 until December 2006. Mr. Schnuck is still active in the Schnuck Markets business and serves as Chair of its Executive Committee. As the Chair of the Executive Committee of a large, regional food retailer, Mr. Schnuck continues to be involved in the strategic and business concerns of that company, in addition to his substantial leadership experience as its longtime Chairman and CEO. Mr. Schnuck served for nine years on the board of governors of the Uniform Code Council, the agency that oversees his industry’s most fundamental technologies, serving as chairman for two terms, giving him additional insight into technological innovation in retail business, which is an important focus in various U.S. Bancorp business lines. Mr. Schnuck served as a bank director for various of U.S. Bank’s predecessor banks from 1979 to 1991, and of predecessor bank holding companies from 1991 to 2001. Mr. Schnuck’s service from 1990 to 2002 as a director of General American Life Insurance Company, an independent insurance company that became a subsidiary of MetLife, Inc., gave him additional experience in the financial services industry. (St. Louis, Missouri)
PATRICK T. STOKES: Age 67, director since 1992. Mr. Stokes is the former Chairman and former Chief Executive Officer of Anheuser-Busch Companies, Inc., a marketer and producer of beer, operator of family entertainment parks and manufacturer of packaging materials which is now a part of Anheuser-Busch In-Bev N.V./S.A. He served as Chairman of Anheuser-Busch Companies, Inc. from December 2006 to November 2008. He served as President and Chief Executive Officer from 2002 until December 2006 and has been affiliated with Anheuser-Busch since 1969. As the former Chairman and Chief Executive Officer of a large, multinational consumer products company, Mr. Stokes’ experience in the retail industry, as well as the customer service and customer experience critical to that company’s theme parks, brings valuable insight to our Board. Mr. Stokes also has valuable management experience in another highly regulated industry through his service as a director of Ameren Corporation, an S&P 500 electric and natural gas utility company, since 2004, where he has served as Human Resources Committee Chair and on its Nominating Committee. (St. Louis, Missouri)

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to our continued success. Our Board of Directors has adopted the U.S. Bancorp Corporate Governance Guidelines to provide a corporate governance framework for our directors and management to effectively pursue our objectives for the benefit of our shareholders. The Board reviews and updates these guidelines and the charters of the Board committees at least annually in response to evolving “best practices” and the results of annual Board and committee evaluations. Our Corporate Governance Guidelines, as well as our Code of Ethics and Business Conduct, can be found at www.usbank.com by clicking on “About U.S. Bancorp” and then “Corporate Governance.”

Director Independence

Our Board of Directors has determined that each of our directors other than Richard K. Davis has no material relationship with U.S. Bancorp and is independent. Mr. Davis is not independent because he is an executive officer of U.S. Bancorp.

Each of our Audit, Governance and Compensation and Human Resources Committees is composed only of independent directors. Our procedures for assessing director independence are described in detail below and under the heading “Certain Relationships and Related Transactions—Review of Related Person Transactions” in this proxy statement.

Our Board has adopted certain standards to assist it in assessing the independence of each of our directors. Absent other material relationships with U.S. Bancorp, a director of U.S. Bancorp who otherwise meets the independence qualifications of the NYSE listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between U.S. Bancorp, or any of our subsidiaries, and the director, or any of his or her immediate family members (as defined in the NYSE listing standards), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof. However, ordinary banking relationships (such as depository, lending, transfer agency, registrar, trust and custodial, private banking, investment management, securities brokerage, cash management and other services readily available from other financial institutions) are not considered by the Board in determining a director’s independence, as the Board considers these relationships to be categorically immaterial. A banking relationship is considered “ordinary” if:

•	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

•

with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act;

•	no event of default has occurred and is continuing beyond any cure period; and

•	the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our Governance Committee and full Board carefully considered all of the business relationships between U.S. Bancorp and our directors or their affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with U.S. Bancorp and our management. Where relationships other than ordinary banking relationships existed, the Board determined that, except in the case of Mr. Davis, none of the relationships between U.S. Bancorp and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board also determined that, for all of the relationships between U.S. Bancorp and our directors or the directors’ affiliated companies, none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of U.S. Bancorp.

The business relationships between U.S. Bancorp and our directors or the directors’ affiliated companies that were considered by the Board were:

•

U.S. Bank National Association, U.S. Bancorp’s principal banking subsidiary, purchases certain products and services from Ecolab Inc., of which Douglas M. Baker is Chairman, President and Chief Executive Officer;

•	the son of Victoria Buyniski Gluckman is a non-executive employee of U.S. Bank;

•

U.S. Bancorp subsidiaries distribute fixed and variable rate annuities and other life insurance products through a selling agreement with affiliates of Ohio National Financial Services, Inc., of which David B. O’Maley is Chairman, President and Chief Executive Officer, and U.S. Bancorp also purchases certain insurance products from affiliates of Ohio National Financial Services; and

•	the son of O’Dell M. Owens, M.D., M.P.H., is a non-executive employee of U.S. Bank.

The Board also considered the relationship between U.S. Bancorp and Craig D. Schnuck that is described later in this proxy statement under the heading “Certain Relationships and Related Transactions—Transactions with Entities Affiliated with Directors.”

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit; Governance; Compensation and Human Resources; Risk Management; Community Reinvestment and Public Policy; and Executive. The standing committees regularly report on their deliberations and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on our website at www.usbank.com by clicking on “About U.S. Bancorp” and then “Corporate Governance.”

The Board of Directors held nine meetings during fiscal year 2009. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

The following table shows the membership of each Board committee.

Committee Membership

Name	Audit	Governance	Compensation and Human Resources	Risk Management	Community Reinvestment and Public Policy	Executive
Douglas M. Baker, Jr.	✓			✓
Y. Marc Belton	✓				✓
Victoria Buyniski Gluckman			✓		✓
Arthur D. Collins, Jr.		chair	✓			✓
Richard K. Davis				✓		chair
Joel W. Johnson	✓			✓
Olivia F. Kirtley	chair	✓				✓
Jerry W. Levin		✓	chair			✓
David B. O’Maley		✓		✓
O’dell M. Owens, M.D., M.P.H.	✓				chair	✓
Richard G. Reiten	✓		✓
Craig D. Schnuck				✓	✓
Patrick T. Stokes			✓	chair		✓

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the quality and integrity of our financial statements, including matters related to risks associated with financial reporting and audit and accounting issues, as well as internal controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditor, the integrity of the financial reporting processes, both internal and external, and the performance of our internal audit function and independent auditor. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Our Board of Directors has identified Olivia F. Kirtley, our Audit Committee chair, as an audit committee financial expert under the rules of the SEC. The Audit Committee held eight meetings in 2009. During four of the meetings, the Audit Committee met in private session with our independent auditor and during four of the meetings met alone in executive session without members of management present.

Governance Committee

The Governance Committee is responsible for discharging the Board’s responsibilities relating to corporate governance matters, including developing and recommending to the Board a set of corporate governance principles, overseeing succession planning for our CEO, and identifying and recommending to the Board individuals qualified to become directors. The Governance Committee also manages the performance review process for our current directors, oversees the evaluation of management, and makes recommendations to the Board regarding any shareholder proposals. All of the Governance Committee members meet the independence requirements of the NYSE. The Governance Committee held nine meetings in 2009. During each of the five regularly scheduled meetings and one of the four special meetings, the Governance Committee held an executive session without members of management present.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee is responsible for discharging the Board’s responsibilities relating to the compensation of our executive officers and non-employee directors and approving our compensation plans, practices and programs. The Compensation and Human Resources Committee also evaluates the CEO’s performance and the succession plans for executive officers other than our CEO. All of the Compensation and Human Resources Committee members meet the independence requirements of the NYSE. The Compensation and Human Resources Committee held seven meetings in 2009. During each of the six regularly scheduled meetings, the Compensation and Human Resources Committee held an executive session without members of management present.

Risk Management Committee

The Risk Management Committee is responsible for providing oversight of our overall enterprise risk management function including our policies, procedures and practices relating to the management of credit risk; financial, liquidity and market risk; and operational risk. The Risk Management Committee also approves and makes recommendations to the Board of Directors regarding the issuance or repurchase of debt and equity securities, reviews and evaluates potential mergers and acquisitions, and reviews other actions regarding our capital stock, including our dividend policy. The Risk Management Committee held nine meetings in 2009. During each of the six regularly scheduled meetings, the Risk Management Committee held an executive session without members of management present.

Community Reinvestment and Public Policy Committee

The Community Reinvestment and Public Policy Committee is responsible for reviewing and considering our position and practices on matters of public interest and public responsibility and similar issues involving our relationship with the community at large. This includes reviewing our activities, performance and compliance with the Community Reinvestment Act and fair lending regulations, and reviewing our policies and procedures with respect to sustainability and corporate political contributions and related activity. The Community Reinvestment and Public Policy Committee held five meetings in 2009. During each of the meetings, the Community Reinvestment and Public Policy Committee held an executive session without members of management present.

Executive Committee

The Executive Committee has authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. The Executive Committee held two meetings in 2009.

Risk Oversight by the Board of Directors

Enterprise-wide Risk Management.    As part of its overall responsibility to oversee the management, business and strategy of our company, one of the primary responsibilities of our Board of Directors is to oversee the amounts and types of risk taken by management in executing the corporate strategy, and to monitor the risk experience of the company against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its committees, and the primary risks faced by the company that are most likely to affect its financial stability and results of operations are overseen by the Risk Management, Audit and Compensation and Human Resources Committees.

As described in the preceding discussion of committee responsibilities, the Risk Management Committee is primarily responsible for oversight of the company’s operational risks, such as credit risk, financial, liquidity and market risk, and overall enterprise risk, and the Audit Committee’s focus is on financial statement and accounting risk and internal controls. The Compensation and Human Resources Committee oversees the company’s compensation policies and arrangements to ensure that they encourage appropriate levels of risk-taking by management with respect to the company’s strategic goals, and to determine whether any of them give rise to risks that are reasonably likely to have a material adverse effect on the company.

These committees carry out their responsibilities by requesting information reports from management with respect to all risk areas that are relevant and important at the time. The committees must therefore be confident that an appropriate risk monitoring structure is in place at the management level, in order to be provided accurate and useful information reports. U.S. Bancorp’s management-level risk oversight structure is robust. An executive-level Risk Committee consisting of our CEO, chief financial officer (“CFO”), chief risk officer, chief credit officer and general counsel meets monthly, and at times weekly, to monitor the primary risks facing the company and to formulate appropriate responses. Most recently, the executive vice president of human resources has joined the beginning of each meeting to report on the Federal Reserve examination process for executive compensation and the risk measurement aspects of that evaluation, which is described further below. These officers manage large, sophisticated groups within the company that are dedicated to controlling and monitoring risk to the levels deemed appropriate by the Board of Directors and executive management. These individuals, together with the company’s controller, treasurer and others, also provide the Board’s committees with the information the committees need and request in order to carry out their oversight responsibilities.

The Governance Committee reviews carefully the responsibilities of each committee to ensure that all significant risk categories are addressed by at least one committee. In order to provide each committee with a view of the types of risks managed by the others, and to increase each committee’s ability to undertake its risk management role in the context of the risk management functions of the other committees, the Governance Committee has ensured that there is some overlapping membership on each of these committees. In addition, beginning in 2010, the Risk Management and Audit Committees will meet annually in joint session to give each committee the opportunity to review the risk areas primarily overseen by the other. Finally, at each meeting of the full Board of Directors, each committee gives a detailed review of the matters it discussed and conclusions it reached during its recent meetings.

Risk Inherent in Compensation Policies and Practices.    One area of risk that has received increased attention in the past several years is the risk inherent in compensation policies and practices. This risk is overseen by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee formalized its process for overseeing the risk inherent in compensation arrangements during 2008, when, as required by our participation in the Capital Purchase Program of the government’s Troubled Asset Relief Program (“TARP”), the committee undertook a formal review of our executive compensation program to assess whether any aspect of the program would encourage any of our senior executive officers to take any unnecessary or inappropriate risks that could threaten our company’s value. In 2008 the Compensation and Human Resources Committee met with our CFO, chief credit officer and chief risk officer to develop a deeper understanding of the material risks our company faces.

During 2009, our company was subject to a review of incentive compensation policies and practices undertaken by the Federal Reserve Board, and in response to that review undertook a thorough analysis of every incentive compensation plan in the company, the individuals covered by each plan, and the risks inherent in each plan’s design and implementation. As part of this review, our management team identified the risks inherent in these programs and, where appropriate, modified plans and procedures to mitigate certain potential risks. Management then reviewed its process with the Compensation and Human Resources Committee and discussed the areas where compensation-related risks were being addressed by plan modifications, or were mitigated by internal controls or otherwise.

Board Leadership Structure

Our Board has carefully considered the critical issue of Board leadership. In the context of risk management, the leadership of each of the committees that is primarily responsible for risk management is vested in an independent committee chair. With regard to the leadership of the meetings of the full Board, our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of chairman and CEO should be separate or combined. This policy allows the Board to evaluate regularly whether the company is best served at any particular time by having the CEO or another director hold the position of chairman. If the position of chairman is not held by an independent director, an independent lead director is elected with powers virtually identical to those of an independent chairman.

At this time, the Board believes there are a number of important advantages to combining the positions of chairman and CEO. The CEO is the director most familiar with our business and industry and is best situated to lead discussions on important matters affecting the business of U.S. Bancorp. Combining the CEO and chairman positions creates a firm link between management and the Board and promotes the development and implementation of corporate strategy. An independent chairman, on the other hand, can have the effect of diffusing authority within the company and diminishing the stature of the CEO among employees and peers. Only one of our peers currently has an independent chairman, and only 16% of the S&P 500 companies have one.

When the Board elected the CEO to the position of chairman in 2007, it also reaffirmed the strong role of the lead director, whose specific duties are to:

•	lead executive sessions of the Board’s independent or non-management directors, and preside at any session of the Board where the chairman is not present;

•	act as a regular communication channel between our independent directors and the CEO;

•	set the Board’s agenda jointly with the CEO;

•	approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	oversee the scope, quantity and timing of the flow of information from management to the Board;

•	be the representative of the independent directors in discussions with our major shareholders regarding their concerns and expectations;

•	call special Board meetings or special meetings of the independent directors, as needed;

•	approve the retention of consultants who report directly to the Board;

•	assist the Board and company officers in assuring compliance with and implementation of the U.S. Bancorp Corporate Governance Guidelines;

•	advise the independent Board committee chairmen in fulfilling their designated roles and responsibilities to the Board;

•	review shareholder communications addressed to the full Board or to the lead director; and

•	interview, along with the chair of the Governance Committee, all Board candidates and make recommendations to the Governance Committee and the Board.

The powers and duties of chairman and lead director differ only in that the chairman presides over the normal business portion of the meetings of the Board. Since the lead director may call for an executive session of independent directors at any time, and has joint control over the agenda and the information provided to directors for Board meetings, the Board does not believe that the fact that he does not preside over the normal Board meeting business sessions limits the ability of the Board to have open exchanges of views, and to address any issues the Board chooses, independently of the chairman. In addition, much of the work of the Board is conducted through its committees, none of which, other than the Executive Committee, is chaired by the chairman of the Board.

The role of lead director is rotated annually among the chairs of each committee other than the Executive Committee. The chair of the Compensation and Human Resources Committee, Mr. Levin, is currently acting as the lead director.

Majority Vote Standard for Election of Directors

Our Amended and Restated Bylaws provide that in uncontested elections a nominee for director will be elected to the Board if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. The vote standard for directors in a contested election is a plurality of the votes cast at the meeting.

Our Corporate Governance Guidelines provide that director nominees must submit a contingent resignation in writing to the Governance Committee, which becomes effective if the director fails to receive a sufficient number of votes for re-election at the annual meeting of shareholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a contingent resignation.

The Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

If each member of the Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them. However, if the only directors who received the required vote in the same election constitute three or fewer directors, all directors may participate in the decision regarding whether to accept the resignations.

Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Executive Sessions of the Board

Our non-employee directors meet in executive session at each regular meeting of the Board without our CEO or any other member of management present, and the independent directors meet alone on an annual basis. The current lead director, Mr. Levin, presides at all of these sessions. The role of lead director is rotated annually among the chairs of each committee other than the Executive Committee.

Director Policies

Policy Regarding Service on Other Boards.    Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than three public companies in addition to their service on our Board of Directors unless the Board determines that such service will not impair their service on the U.S. Bancorp Board. Currently, no directors exceed this restriction.

Policy Regarding Attendance at Annual Meetings.    We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our directors attended the annual shareholders’ meeting.

Retirement Policy.    Our Board of Directors has established a guideline that an independent director retire at the first annual meeting of shareholders held after his or her 72nd birthday.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Persons Transactions

Lending Transactions.    During 2009, U.S. Bancorp and our banking and investment subsidiaries engaged in transactions in the ordinary course of business with some of our directors, officers and the persons we know that beneficially owned 5% of our common stock on December 31, 2009, and the entities with which they are associated. All loans and loan commitments and other banking services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with Entities Affiliated with Directors.    In addition, during 2009, U.S. Bank National Association, U.S. Bancorp’s principal banking subsidiary, operated 34 branches and 70 ATMs in grocery stores owned by Schnuck Markets, Inc., of which Craig D. Schnuck, one of our directors, beneficially owns approximately 13% of the outstanding capital stock. Mr. Schnuck’s sister, Nancy A. Diemer, and his four brothers, Scott C. Schnuck, Todd R. Schnuck, Mark J. Schnuck and Terry E. Schnuck, also each beneficially own approximately 13% of the outstanding capital stock of Schnuck Markets. In addition, each of Mr. Schnuck’s brothers is a director of, and holds the following officer positions with, Schnuck Markets: Scott C. Schnuck, Chairman and Chief Executive Officer; Todd R. Schnuck, President; Mark J. Schnuck, Vice President; and Terry E. Schnuck, Assistant Secretary. Rent and fee payments by U.S. Bank to Schnuck Markets were approximately $1.76 million in fiscal year 2009. The consolidated gross revenues of Schnuck Markets in 2009 were approximately $2.5 billion. These transactions were conducted at arms’ length in the ordinary course of business of each party to the transaction. As discussed above under the heading “Director Independence,” the Board of Directors has determined that this relationship is immaterial to Mr. Schnuck, and that Mr. Schnuck is an independent director.

Transactions with 5% Shareholder.    BlackRock has reported that it, together with certain of its subsidiaries, is the beneficial owner of more than 5% of our common stock, as indicated above under the heading “Security Ownership of Certain Beneficial Owners and Management.” Blackrock’s beneficial ownership of 5% of our common stock arose in part from its purchase in late 2009 of one of our former large shareholders, Barclay’s Global Investors, NA, and certain of its affiliates. From time to time, customers of our Wealth Management & Securities Services business line invest in certain mutual funds that are affiliated with BlackRock. In connection with these investments, we perform certain customary shareholder servicing on behalf of the administrators of these funds, that may include, among other things, printing and mailing prospectuses to our customers, aggregating customer buy and sell orders, engaging in recordkeeping and other similar services. We receive a servicing fee from the relevant fund administrators for these services. In fiscal 2009, these shareholder servicing fees were approximately $1.1 million in the aggregate. Additionally, in 2009 our broker-dealer subsidiary engaged in the purchase and sale of approximately $190 million of fixed income securities with various entities affiliated with BlackRock. These fixed income securities included U.S. Bancorp bonds that were underwritten by that broker-dealer subsidiary. Our commissions on these transactions were approximately $180,000 in the aggregate. Finally, BlackRock Financial Management, Inc., another affiliate of BlackRock, provided us certain advisory services in early 2009 in connection with the evaluation of the economic hedging program related to our mortgage servicing rights and was paid approximately $660,000 for those services in fiscal 2009. All of these business relationships and transactions with BlackRock and its affiliates were conducted at arms’ length in the ordinary course of business of each party to the relationship or transaction.

Review of Related Person Transactions

U.S. Bancorp has written procedures for reviewing transactions between U.S. Bancorp and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our Governance Committee and Board of Directors annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the Board makes a formal determination regarding each director’s independence under our Corporate Governance Guidelines.

In addition to the annual review, written notices are sent to the directors prior to each quarterly Board meeting reminding each director to discuss any proposed transaction involving the director and U.S. Bancorp with our general counsel’s office prior to engaging in any such transaction. Members of our legal department are also instructed to inform our general counsel’s office of any transaction between a director and U.S. Bancorp that comes to their attention.

Upon receiving any notice of a related person transaction involving a director, our general counsel will discuss the transaction with the chair of our Governance Committee. If the transaction has not yet occurred and any likelihood exists that the transaction could impair the director’s independence or would present a conflict of interest for the director, our general counsel will discuss the transaction and its ramifications with the director before the transaction occurs.

If the transaction has already occurred, our general counsel and the chair of our Governance Committee will review whether the transaction could affect the director’s independence and determine whether a special Board meeting should be called to consider this issue. If a special Board meeting is called and the director is determined to no longer be independent, such director, if he or she serves on any of the Audit, Governance or Compensation and Human Resources committees, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the Board will determine the appropriate response.

Upon receiving notice of any transaction between U.S. Bancorp and an executive officer that may present a conflict of interest, our general counsel will discuss the transaction with our CEO (or, if the transaction involves the CEO, the chair of the Audit Committee) to determine whether the transaction would present a conflict of interest. If the transaction has already occurred and a determination is made that a conflict of interest exists, the general counsel, CEO and executive vice president for human resources will determine the appropriate response.

Our procedures for reviewing related person transactions do not require the approval or ratification of such transactions. Accordingly, the related person transactions described above were not approved or ratified by U.S. Bancorp.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Guiding Principles.    U.S. Bancorp’s compensation philosophy is to structure compensation awards for our managing committee members to directly align their interests with those of our shareholders. Our managing committee is made up of our CEO and his direct reports. All of the officers named in the Summary Compensation Table below on page 40 (the “NEOs”) are members of the managing committee. Our executive compensation program is intended to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and increase shareholder value, while at the same time making the most efficient use of our resources and strongly emphasizing pay for performance.

U.S. Bancorp operates in a highly complex business environment, where it competes with many well-established financial institutions. Our long-term business objectives are to increase revenues year-over-year, maintain profitability in each year, and increase our share of the financial market. If we are successful in achieving these objectives, the Compensation and Human Resources Committee (the “Committee”) believes the results will inure to the financial benefit of our shareholders. Accordingly, our executive compensation program is designed to reward our executives for achieving annual and long-term financial and business results that further these objectives. Specifically, the amount of incentive compensation received by our managing committee is related to company, business line and individual performance results.

The three primary components of total direct compensation paid to our managing committee members and all of our other management-level employees are:

•	base salary;

•	annual cash incentive bonus; and

•	long-term, equity-based incentive compensation.

We also provide all of these individuals with retirement benefits that are earned over their career with our company.

Historically, the relative weighting of the three components of compensation has been designed to strongly reward long-term performance by heavily emphasizing the proportion of long-term equity compensation. In light of the changing economic environment and the heightened sensitivity to compensation incentives that encourage excessive risk-taking by management, the Committee, with the support of Frederic W. Cook & Co., Inc. (“Cook & Co.”), its independent compensation consultant, made a reallocation of the relative weightings of these components beginning in July 2008. This reallocation resulted in an increase in base pay as a percentage of an executive’s total compensation and a decrease in the percentages represented by the short-term cash bonus and long-term equity components of compensation. These changes were intended in part to lessen the incentive for excessive risk-taking.

The following table outlines our general objectives for balancing the amount of each of the three pay components for the members of our managing committee:

Pay Component	Market Positioning at Target Performance Levels	Percentage of Total Compensation
Base Salary	Peer group median	Approximately 15% to 20% of total compensation

Annual Cash Incentive	Structured to bring total annual cash compensation (base salary plus annual cash incentive) to the upper quartile of our peer group	Approximately 20% to 25% of total compensation based on target bonus levels

Long-Term Equity	Upper quartile of our peer group	Approximately 55% to 65% of total compensation

The actual compensation of our managing committee members depends upon both absolute corporate performance relative to preset criteria and corporate performance relative to the peer group, as well as on individual performance. This structure targets total compensation to be in the upper quartile of our peer group when warranted by superior corporate performance. Our Committee believes that this positioning is appropriate because we are one of the largest and most successful financial services companies in the United States:

•	over the past three years, we have led our peer group in the important financial measures of efficiency ratio, return on common equity and return on assets;

•	unlike many of our peers, we were profitable in every quarter of 2009 and 2008; and

•	we are the fourth largest bank in our peer group in terms of total assets and market capitalization.

Our CEO’s total annual compensation has a lower proportion of base salary and a higher proportion of annual bonus and long-term equity compensation than the other managing committee members. This greater emphasis on long-term equity is consistent with our compensation philosophy of providing compensation that involves greater risks and reward potential as an employee takes on greater management responsibility at U.S. Bancorp and is also consistent with the pay practices of our peer group. In addition, during 2007 and 2008 our CEO’s base salary was lower relative to peers based on his short tenure in his position, and in 2009 he voluntarily reduced his base salary by 5% for most of the year, as described later in this section.

Stock Ownership.    The Committee believes that significant ownership of our common stock by our managing committee members directly aligns their interests with those of our other shareholders and also helps balance the incentives for risk-taking inherent in equity-based awards. We have had a requirement for many years that our senior executives hold significant amounts of company stock. During 2009, Cook & Co. completed a survey of the stock ownership requirements of our peer group and recommended changes to the ownership requirements for the members of our managing committee. Based on these recommendations, the Committee made changes to the stock ownership requirements for our managing committee members. In part, the changes were made in response to recent stock price volatility, which can cause executives to fall out of compliance with ownership requirements based on market value. The principal changes were the following:

•	reduction in the ownership requirement for the managing committee members to three times base salary, except for our CEO;

•	elimination of the three-year time period to achieve this target;

•	no inclusion of unvested restricted stock or unvested restricted stock unit ownership toward the target ownership amount;

•

a prohibition on selling any stock received as a result of restricted stock or restricted stock unit vesting or stock option exercises, other than shares used to pay related income taxes, until the ownership targets are met; and

•	a prohibition on hedging of shares of our common stock.

The Committee retained a five times base salary stock ownership requirement for our CEO. The new stock ownership guidelines will become effective January 1, 2011, so that members of the managing committee will have a transition period during which they may take appropriate steps to comply with these new stock ownership requirements.

Company-wide Pay Philosophy.    The philosophy behind the compensation structure for our managing committee members is consistent with the overall compensation philosophy for all of our employees. We firmly believe that the contributions of all of our employees are critical to our long-term success. Employees must have compensation opportunities that are competitive in the marketplace and that involve greater risks and rewards as they gain levels of increased responsibility with U.S. Bancorp. Under this approach, the managing committee members, as the most senior employees at U.S. Bancorp, have the highest levels of compensation at risk and the highest potential rewards.

All management-level employees who are not members of the managing committee (the “Other Management Employees”) have the opportunity to earn annual cash bonuses which are based on formulas relating to achievement of corporate and business line financial goals. Most of these bonuses are awarded under our broad-based, management-level Annual Incentive Plan (the “AIP”).

Under the AIP for all of the Other Management Employees working in income producing business lines, 35% of the bonus pool available to fund awards to each Other Management Employee (the “EPS Bonus Component”) is based on U.S. Bancorp’s earnings per share (“EPS”) results as measured against an EPS target established at the beginning of the year. The other 65% of the bonus pool available to fund awards is based on the results of that individual’s business line, as measured against pre-tax operating income targets (the “Business Line Bonus Component”), which are also established at the beginning of the year. In order to determine the final bonus pool amount, a leverage factor is multiplied against the percentage by which actual results differ from the EPS target or the business line performance target, which magnifies the positive or negative variation of actual results from the financial plan. Individual bonus awards are then determined based on a qualitative review of an employee’s individual performance during the year against predetermined goals and objectives.

The benefits of this company-wide, formulaic structure include:

•	increased transparency, predictability and fairness for our employees;

•	clear alignment of employee incentives with corporate performance and shareholder interests; and

•	increased employee confidence that incentive compensation will be paid if corporate goals are met, by limiting discretionary modifications to individual performance considerations.

The 2009 business line results had unusually wide positive and negative variances from the financial and operating goals set in 2008, due to the economic and marketplace conditions that affected U.S. Bancorp and the banking industry during 2009. As a result, the Other Management Employees received annual cash incentive bonuses that varied widely above and below their target levels, depending on the individual business line results. These bonuses ranged from 174% of target to zero.

Components of Our Compensation Program

Base Pay

The levels of base salaries for our managing committee members are generally targeted at the median levels of our peer group. In certain cases, where experience and the market for specific executive talent warrants, base salary may be targeted at higher levels. An individual’s salary relative to the median peer group salary level and annual pay increases, if any, are based on a variety of factors, such as:

•	experience and tenure in a position;

•	scope of responsibilities;

•	individual performance; and

•	personal contributions to corporate performance.

Highly experienced and long-tenured executives would not typically receive an increase in base pay each year.

In January 2009, as part of an effort to reduce corporate expense, many of our management-level employees, including our CEO and all other managing committee members, elected to reduce their base salary by 5%. In October 2009, U.S. Bancorp reinstated the original base salary levels after determining that its cost-reduction goals had been achieved.

The median pay levels used in setting the salaries of our managing committee members are determined in part from survey information provided by nationally recognized consulting firms that gather compensation data from many companies. The specific companies included in the peer group are listed below under “Compensation Determination and Policies—Use of Consultants and Peer Group Analysis.”

Annual Cash Incentives

As part of their overall compensation packages, the managing committee members participate in a cash incentive program that rewards them for achieving corporate and business line financial objectives. These cash bonus awards are granted under the AIP, like our other management-level employees, except that the awards for the NEOs are granted under our 2006 Executive Incentive Plan (the “EIP”). The EIP for the NEOs was established to meet the requirements for deductibility of compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), as discussed below under “Compensation Determination and Policies—Tax Deductibility of Pay.” The EIP was approved by our shareholders and is administered by the Committee.

Cash Bonus Targets.    Each year, the Committee sets a target percentage of base pay for each managing committee member’s annual cash bonus amount. Each managing committee member’s target level for the annual cash incentive bonus award for 2009 was unchanged from 2008, except for Pamela A. Joseph. Ms. Joseph’s target bonus amount was increased from 100% to 125% of her base salary to achieve greater parity with other managing committee members and recognize the importance and success of the business lines for which she is responsible. The 2009 cash bonus target levels for the managing committee members were structured to:

•

provide the opportunity for total annual cash compensation (base salary plus annual cash incentive) that ranked in the upper quartile of our peer group, when warranted by the achievement of corporate and business unit performance targets;

•	provide cash bonus targets ranging from 100% to 150% (and 225% for the CEO) of a managing committee member’s base salary; and

•	emphasize our strong pay for performance philosophy by making more than half of each managing committee member’s total cash compensation dependent upon our financial results.

Determination of Cash Bonus Amounts.    In determining the actual cash bonus amount awarded to each of the managing committee members, the Committee first looks at the cash bonus formulas used in the AIP to determine the EPS Bonus Component and the Business Line Bonus Component as described above under “Compensation Philosophy—Company-wide Pay Philosophy.” The Business Line Bonus Component of managing committee members’ bonuses are based on combined business line performance, rather than having each managing committee member’s bonus based solely on the performance of his or her own business line. The Committee uses this aggregate approach because it believes that the managing committee members, as key members of U.S. Bancorp’s leadership team, share responsibility to support the goals and performance of the entire company. Also, granting the cash bonus awards on this basis mitigates the potential for managing committee members to take excessive risks to meet specific business line goals, since their bonuses are dependent on EPS and combined business unit performance instead of the performance of their individual business lines.

U.S. Bancorp’s EPS in 2009 was $0.97, which was substantially below the target of $1.87 that had been set by the Committee. As a result, no bonus amount based on the EPS Bonus Component was paid to members of the managing committee. For the Business Line Bonus Component of the bonus calculation, the Committee’s approach for measuring overall business line performance was to compare the weighted average of the aggregate bonus amounts actually funded for each business unit to the weighted average of the aggregate bonus amounts that would have been funded for each of the business unit if target level performance had been achieved. This weighted average determination of the Business Line Component resulted in a funding level of 32.2% of target bonus amounts.

The Committee then adjusted the 32.2% downward in response to governmental restrictions that the Committee understood to be applicable as a result of our participation in TARP for a portion of 2009. This adjustment resulted in each managing committee member receiving a cash bonus equal to 31.7% of his or her award target.

The Committee also performed a market check on these bonus levels by comparing company-wide financial and operational performance to the performance of the other companies in our peer group. The Committee reviewed the following performance measures for U.S. Bancorp and the peer group. The results shown here include adjustments for large, unusual non-operating gains in 2009 at two of our peer banks.

One-Year Performance Relative to Peers

	U.S. Bancorp	Peer Median	Peer Group Rank
Return on Equity	8.2%	1.9%	2
Return on Assets	.82%	.40%	2
Efficiency Ratio	48.4%	58.5%	1
One-Year Total Shareholder Return	(9.1)%	(4.0)%	7

The Committee also recognized that the challenging and volatile economic climate had a substantial impact on overall corporate performance in 2009, and that the positive performance compared to our peer group resulted from a prudent approach to risk management and balance sheet management over the past several years. This market check performed by the Committee solidified the Committee’s belief that the performance-based cash bonus amounts were appropriate as calculated, and the Committee did not make any adjustments to the amounts of the annual cash bonuses awarded to members of the managing committee as a result of this review.

The Compensation Committee conducts a formal annual evaluation of the CEO’s performance and considered the results of that evaluation in determining his 2009 annual cash bonus amount. The Committee also considered the individual performance of each member of the managing committee in determining their 2009 annual cash bonus amounts. Specifically, the Committee took into account our CEO’s views regarding the individual performance of the other managing committee members in determining their cash bonuses. Individual performance considerations did not change the amount of cash bonuses awarded to members of the managing committee in 2009.

The maximum individual award that can be made under the EIP for the NEOs is based on net income. The terms of the EIP set a maximum award level of 0.2% of net income for the performance year as the maximum award that can be given to any executive under the EIP for that year, and the factors described above are then used by the Committee to determine the appropriate lesser amount for an executive’s incentive bonus award. This maximum award amount was established principally to position the EIP to comply with regulations under Section 162(m) of the Code, and is not indicative of the expected level of actual awards.

Long-term Incentive Awards

Our managing committee members are also eligible to receive annual long-term incentive compensation awards. These awards are granted under the U.S. Bancorp 2007 Stock Incentive Plan (the “2007 Stock Plan”), which was approved by our shareholders and is administered by the Committee. Stock options, restricted stock, restricted stock units and other stock-based and cash awards may be granted under the plan.

Historically, the range of the potential dollar values of the long-term incentive awards has been primarily based on peer group compensation surveys. However, due to the unusual economic, regulatory and legislative environment during the past two years, the compensation levels for executive officers in our peer group have varied widely between 2008 and 2009. In particular, the regulatory environment has affected executive compensation differently at each peer group company. Due to the significant variations in compensation levels and composition, including differences resulting from compensation restrictions applicable to some peer group companies still subject to TARP regulations, the usefulness of comparative compensation survey results was limited in 2009 as compared to prior years. In part because of the difficulty of evaluating peer group data in 2009, the Committee decided to make 2009 long-term incentive awards to the managing committee members with a value equal to the same type of awards made in 2008.

In prior years, the Committee’s analysis indicated that U.S. Bancorp’s long-term incentive awards were in the upper quartile of our peer group and generally near the top of that range. This reflected the Committee’s emphasis on long-term compensation being aligned with the company’s performance over a several-year period and minimizing the risk of short-term cash bonuses influencing excessive risk-taking behavior. When setting the long-term award amounts, the Committee considers corporate performance as well as the individual performance of the managing committee members. The high level of long-term incentive compensation provided at U.S. Bancorp relative to the peer group reflects U.S. Bancorp’s outstanding financial performance and the high level of individual performance exhibited by the members of the managing committee.

The long-term incentive awards made to the managing committee members in 2009, which were based on company-wide, business line and individual performance in 2008, were structured to:

•	make the target award for long-term incentive compensation in the upper quartile of our peer group, and generally near the top of that range;

•	emphasize the alignment of long-term compensation with the performance of the company over a several year period, and minimize the risk of short-term cash bonuses incentivizing excessive risk taking;

•	encourage managing committee members to take prudent and reasonable risks in managing the long-term growth of our business; and

•	focus managing committee members on making decisions based on long-term considerations for our shareholders, employees and customers and the communities we serve.

Beginning with the grants made in 2009, the Committee changed the form of the long-term component of compensation for managing committee members from 100% stock options to a mix of 50% stock options and 50% performance-based restricted stock units (based on the estimated value of the stock options and performance-based restricted stock units on the date of grant). This change served the following objectives of the Committee:

•

aligning the incentives of the managing committee members with those of our shareholders while also moderating the incentives for excessive risk-taking by management that equity grants in the form of 100% stock options may create;

•

enhancing the pay-for-performance aspect of the long-term incentive form of compensation by including a performance-based feature in the number of restricted stock units ultimately earned under each grant;

•	providing retention value during periods of stock market volatility; and

•	becoming more consistent with the compensation structures of our peers by adding some form of full-value shares in the long-term portion of total compensation.

A portion of the long-term incentive award continues to be made in the form of stock options because they create value for the managing committee members only if shareholder value is increased through an increased share price, so they are inherently performance-based. The Committee believes that the use of both restricted stock units and stock options creates a prudent balance between the certainty of some level of payment and risk of no payment.

The restricted stock units that make up 50% of the grant value of the 2009 and 2010 long-term incentive awards have the following terms:

•	they vest ratably over four years from the grant date;

•	the number of units subject to the award is initially based on the closing market price of our common stock on the date of grant; and

•	the ultimate number of restricted stock units subject to the award is adjusted upward or downward at the end of the first year, based on corporate performance.

On the grant date, each member of the managing committee is awarded a number of restricted stock units. At this time, the Committee establishes one-year target levels for U.S. Bancorp’s return on equity (“ROE”) and U.S. Bancorp’s ROE ranking among its peer group. Based on U.S. Bancorp’s performance relative to these targets, the number of units subject to each award may be adjusted downward by as much as 75% or adjusted upward by as much as 50% one year after the date of grant. These adjustments are determined by reference to a matrix that uses a sliding scale for each axis. One axis of the matrix contains internal ROE target levels for U.S. Bancorp, and the other axis contains relative target levels for U.S. Bancorp’s ROE ranking compared to its peer group.

By using a sliding scale for each determination factor, the matrix takes into account the amount of variance from the ROE targets, which provides for a performance-based award while mitigating the incentive for excessive risk-taking that may result from an “all-or-nothing” award. The Committee determined to use ROE as the performance measure for the restricted stock units, because this measure reflects both the condition of our balance sheet and our earnings levels, requiring a balance between the preservation of capital and the creation of income. The Committee believes that achievement of the ROE goals necessary to earn 100% of the units originally awarded to be moderately challenging in order to create incentives for superior performance, without incentivizing unreasonable risk-taking that could be encouraged by goals that are not realistically achievable.

In 2009, our ROE was 8.2%. As a result, U.S. Bancorp achieved only the minimum target level on the axis of the matrix relating to its ROE performance. However, U.S. Bancorp’s peer group ROE ranking was above the 75th percentile, and, as a result, U.S. Bancorp achieved the maximum target level on the axis relating to U.S. Bancorp’s peer group ranking. Based on the target levels achieved on each axis, the number of units held by each managing committee member was adjusted downward to 87.5% of the original number of units awarded prior to the first vesting date.

The stock options that make up 50% of the grant value of the 2010 long-term incentive award have the following terms:

•	vest ratably over four years from the grant date;

•	ten-year term;

•	exercise price equal to the closing market price of our common stock on the date of grant;

•

the number of option shares awarded was based on the same estimated fair value of an option to purchase one share of our common stock, determined using the Black-Scholes option-pricing model, used for financial reporting purposes under FAS 123R; and

•	the options have the same terms as the options granted to the approximately 2,370 other key employees who received equity awards under the 2007 Stock Plan.

Compensation Determination and Policies

Determination of Compensation.    The Committee is composed entirely of independent outside directors and is responsible for setting our compensation policy. The Committee has responsibility for setting each component of compensation for our CEO with the assistance and guidance of an independent professional compensation consultant. The Committee also sets the total amount and types of compensation paid to members of the Board of Directors. Our CEO and our executive vice president of human resources, also with the help of the independent compensation consultant, develop initial recommendations for all components of compensation for the other managing committee members and present their recommendations to the Committee for review and approval.

Use of Consultants and Peer Group Analysis.    The Committee retains Cook & Co. to provide advice regarding compensation program design, competitive practices, market trends and peer group composition. Cook & Co. also makes recommendations to the Committee in setting the pay of our CEO. Cook & Co. provides the same advisory services to the Committee and our CEO and executive vice president of human resources regarding the compensation of the other managing committee members. Cook & Co. also advises the Board of Directors on director compensation. Cook & Co. does not provide any other services to our company.

Using peer information as a point of reference, the Committee focuses on corporate, business line and individual performance in determining each component of compensation. In performing a market check on the level of compensation of our CEO and the other managing committee members, the Committee used the same financial services peer group for comparative compensation data that management uses for annual financial performance comparisons. For 2009, this peer group was composed of the following companies:

Bank of America Corporation BB&T Corporation Fifth Third Bancorp JPMorgan Chase & Co. KeyCorp	The PNC Financial Services Group, Inc. Regions Financial Corporation SunTrust Banks, Inc. Wells Fargo & Company

All of these peer group banks, except for Bank of America and JPMorgan Chase, are also included in the Standard & Poor’s 500 Commercial Bank Index, which is used in the stock performance chart presented on page 128 of our 2009 Annual Report. Peer group data for 2009 was based on annual survey information and publicly available data relating to the prior year’s compensation that is updated by the use of estimates, because the final compensation data for the peer group for the current calendar year was not yet available when the Committee made its determinations.

Risk Considerations in Setting Managing Committee Compensation.    The Committee recognizes that, in general, the structure of our compensation program for managing committee members, to the extent that it rewards achievement of financial performance goals and consists partly of components tied to stock values, could lead to behaviors that focus executives on short-term performance to increase their individual compensation, rather than on our company’s long-term welfare. If this were to occur, it could weaken the link between pay and performance, and thereby result in less correlation between the compensation delivered to our executives and the return realized by our shareholders. Therefore, in addition to the overall risk reviews done by the Committee described above under “Risk Oversight by the Board of Directors—Risk Inherent in Compensation Policies and

Practices,” the Committee also reviews the compensation packages and elements for the managing committee members as they are determined each year, in order to assess the incentives for risk-taking contained in them and to balance them with the other goals of the compensation program.

Timing of Equity Award Grants.    For 2010, the stock option and performance-based restricted stock unit awards to members of the managing committee were approved at the January 2010 Committee meeting. The grant date was set as February 16, 2010, the same day on which we made our annual long-term incentive grant to all of our other senior managers. The grant date was within our trading window period. The option exercise price and initial number of shares subject to the performance-based restricted stock unit award were based on the closing price on that date. The trading window period is the period of time in each calendar quarter in which our directors and officers who are not in possession of material nonpublic information are free to buy or sell our securities. The trading window period is generally a period of 20 trading days commencing on the first trading day after the day on which we release our quarterly or annual operating results.

Other than the annual equity grant made to our senior managers, we only make equity grants to employees on the first day of a window period in each quarter. We have never had a program or practice of timing our equity grants to the release of non-public information with the purpose of affecting the value of executive compensation. The exercise price and number of shares subject to each option grant is determined based upon our stock price at the close of trading on the grant date and the estimated value of an option to purchase one share of our common stock, as determined by the Black-Scholes option-pricing model.

Grants made to newly hired employees are made using delegated authority from the Committee to our CEO in his capacity as a director. All delegation complies with applicable state law, the charter of the Committee and our applicable equity compensation plans. Delegated authority may not be used to make grants to anyone who is an officer described in Section 16 of the Securities Exchange Act or who is a covered executive under Section 162(m) of the Code. Those grants must be, and are, made by the Committee.

Repricing of Stock Options.    The Committee has maintained a consistent policy against repricing stock options, and our 2007 Stock Plan prohibits option repricings without shareholder approval.

Tax Deductibility of Pay.    Under Section 162(m) of the Code, compensation in excess of $1 million that is not paid pursuant to a plan approved by shareholders and does not satisfy the performance-based exception of Section 162(m) is not deductible as compensation expense by our company. Compensation decisions for the managing committee members are made with full consideration of the implications of Section 162(m). Although the Committee intends to structure arrangements in a manner that preserves deductibility under Section 162(m), it believes that maintaining flexibility is important and reserves the right to pay amounts or make awards that are nondeductible. The EIP and 2007 Stock Plan were approved by our shareholders and include the provisions necessary to make payments and grant awards that satisfy the performance-based exception under Section 162(m). Annual incentive bonuses awarded under the EIP and stock option awards and performance-based restricted stock units granted under the 2007 Stock Plan for 2009 are intended to meet the performance-based exception under Section 162(m).

As a participant in TARP from November 14, 2008 until June 17, 2009, U.S. Bancorp was subject to additional restrictions on tax deductibility of pay under Section 162(m) of the Code. Compensation paid to certain senior executive officers (generally, the NEOs) for this time period was not deductible to the extent it exceeded $500,000. As a result of this limitation, a pro-rata portion of the 2008 and 2009 base salaries, cash bonuses and the ultimate value realized from equity awards to the NEOs will not be deductible for tax purposes.

Market Check on Total Compensation.    The total annual compensation of the NEOs is reviewed and approved by the Committee. Historically, the Committee has reviewed the most recently available compensation data for executive officers at our peers as part of the compensation determination process, since market positioning of each compensation component, as well as of total compensation, was part of the compensation methodology. In 2009 and 2010, the peer group data was not as useful as it had been in past years, since the economy and the regulatory environment affected our peers and their pay practices in widely varying ways. Therefore, the Committee used peer data more as a market check on its compensation decisions.

Peer group information indicates that in 2009 the total annual compensation of our executive officers generally fell within the upper quartile of total compensation for the comparable executives in the peer group. This positioning reflects a number of factors, including our relative size and market capitalization within our peer group and our strong performance relative to other members of our peer group. However, because prior year statistics, updated by the use of estimates, are used for comparative data as current year data is not available at the time of analysis, 2009 compensation amounts actually paid to executive officers in our peer group may differ significantly from these estimates. This difference may be more significant than in past years as a result of turbulence in the industry, peer corporate performance during 2009 and other economic and regulatory impacts on the companies comprising our peer group.

Tally Sheets.    In addition to the review of total annual compensation, a tally sheet was prepared for the Committee summarizing the following information for our CEO and CFO:

•	total compensation for the past three calendar years;

•	current value of outstanding vested and unvested equity awards based on year-end fair market values (using the Black-Scholes option-pricing model for stock options);

•	deferred compensation balances;

•	present value of their accumulated pension benefits; and

•	value of perquisites.

For the other NEOs, the compensation amounts, equity awards, equity values, pension benefits and deferred compensation amounts to be disclosed in the tables in this proxy statement were reviewed by the Committee. The Committee believes the compensation amounts for all of the NEOs were appropriate based on our compensation philosophy and structure described above.

Change-in-Control Agreements.    We maintain change-in-control agreements with all of our managing committee members. The terms of these agreements are discussed below under the headings “Potential Payments Upon Termination or Change-in-Control—Potential Payments Upon Change-in-Control” and “—Employment Agreement with Pamela Joseph,” These change-in-control agreements are designed to help maintain and recruit sound and vital management in the consolidating financial services industry. Additionally, these arrangements serve to reinforce and encourage the continued attention and dedication of our managing committee members to their assigned duties without distraction in the face of the potentially disruptive circumstances arising from the possibility of a change-in-control. During 2007, the Committee reviewed the change-in-control agreements we have with certain of our managing committee members. The Committee compared the provisions of these agreements with the change-in-control agreements entered into by the companies in our peer group, and determined that the provisions of our current agreements are appropriate and should be retained.

Recoupment of Annual Incentives.    The Committee will evaluate the facts and circumstances surrounding a restatement of earnings, if any, and, in its sole discretion, may adjust and recoup compensation paid to our CEO, the managing committee members, and others as it deems appropriate, if attributable to incorrectly reported earnings.

Compensation Determinations for Named Executive Officers

Each year in January, our Committee sets base compensation for the managing committee members for that year, as well as making the bonus payout determinations for the prior year and setting the long-term incentive award to complete the prior year’s total compensation package. The long-term incentive awards that make up what the Committee considers as the 2009 compensation package were actually awarded in early 2010.

The Committee may also make adjustments to compensation during the course of the year, as warranted by corporate and industry events. For example, as described above, members of the managing committee took 5% reductions in base salary as part of an expense-control initiative in 2009, and the original pay levels were reinstated later in the year when the cost-saving goals were achieved. In addition, the Committee determined in January 2010 to make one-time retention grants of equity compensation to members of the managing committee in order to provide these key members of the management team with additional incentives to remain with the company.

The Committee’s decision to grant one-time retention equity awards was based on a number of considerations. In connection with the determination of 2009 compensation levels for the managing committee members, the Committee evaluated the current economic conditions in the banking industry. The Committee also recognized the significantly reduced value of the outstanding long-term equity awards made in prior years, and the relatively low level of annual cash incentive bonuses paid in 2009 and 2010. Based on these factors, the Committee determined that the recruiting of certain key U.S. Bancorp executives by other financial services companies was a significant potential risk.

Accordingly, the Committee, based in part on the advice of Cook & Co., decided to award one-time special retention awards in order to provide the members of the managing committee with additional incentives to stay with U.S. Bancorp and continue to perform at a superior level. The retention awards were made in the form of performance-based restricted stock units that will be completely forfeited if U.S. Bancorp’s average ROE in 2010, 2011 and 2012 is below the 50th percentile of average peer group ROE during this three-year period. If this level of ROE is achieved by U.S. Bancorp and a managing committee member continues to be employed by U.S. Bancorp, 50% of the restricted stock units will vest three years after the date of grant, an additional 25% will vest four years after the date of grant and the final 25% will vest five years after the date of grant.

The value of the retention awards varies significantly among different members of the managing committee. The value of the awards ranges from approximately 44% to 140% of the executive’s annual long-term incentive award. The value of each award reflects the significance of the executive’s responsibilities, their recent performance, their attractiveness to competitors, the current stage of their careers and the retention value of their previous equity awards.

Compensation of Individual Named Executive Officers

The information given below with respect to the compensation of each NEO is intended to show the compensation package for each executive for each of 2009 and 2008 and provide additional discussion of these amounts as well as actions relating to these executives’ 2010 compensation.

Mr. Davis

	2009	% Change	2008	Comparison to Peer Group in 2009
Base Salary	$915,491	+1.7%	$900,034	25th Percentile
Total Cash Compensation (base salary plus bonus)	$1,593,079	-26.1%	$2,155,534	N/A
Long-Term Incentive	$5,000,000	0%	$5,000,000	N/A
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$6,593,079	-7.9%	$7,155,534	N/A

Mr. Davis serves as our Chairman, President and CEO. The base salary shown in the table is the amount that was paid to Mr. Davis in 2009 after he elected to reduce his base salary by 5% in January 2009 as part of an effort to reduce corporate expense. On October 1, 2009, Mr. Davis’s base salary was restored to the original 2009 annual rate of $950,000. Because his base salary was below the median level of the peer group and in recognition of his continued strong leadership of U.S. Bancorp in a very difficult economic environment, the Committee increased his annual base pay to $975,000 for 2010.

Mr. Davis’s total cash compensation declined 26.1% in 2009 from 2008. This decline was primarily attributable to the fact that he received a smaller annual cash bonus in 2009. As discussed above, the bonus he received in 2009 was 31.7% of his target bonus based on U.S. Bancorp’s EPS and business line results in 2009. Under the EIP, Mr. Davis’s target bonus amount is 225% of his base salary.

In 2009, the Committee awarded Mr. Davis an annual incentive cash bonus of $1,255,500 under our EIP for the year ended December 31, 2008. In addition, he was granted a long-term incentive award in January 2009 for 2008 performance valued at $5,000,000. Mr. Davis declined to accept either the cash bonus or the long-term incentive award. However, in October 2009, the Committee recommended that Mr. Davis accept this award based on the fact that under his leadership we had passed the government-imposed “stress test,” repaid the funds invested by the government under the TARP and repurchased the related warrant, all while remaining profitable. Mr. Davis agreed to accept both the cash bonus and the long-term incentive award.

The value of Mr. Davis’s long-term incentive award was the same in 2009 as in 2008. The Committee maintained the 2008 level of long-term incentive compensation because the Committee did not believe that it could properly benchmark an award with a larger or smaller value against 2009 peer group information. Mr. Davis’s total compensation declined in 2009 by 7.9%, primarily as a result of the lower annual bonus award.

As described in detail in the previous section, the Committee granted a retention award to Mr. Davis in early 2010. The value of this retention award was $7,000,000, which reflected the Committee’s subjective consideration of the relative importance of the factors described above with respect to Mr. Davis.

As discussed above, in both 2008 and 2009, cash and equity compensation amounts actually paid to CEOs in our peer group were significantly impacted by the economic and regulatory turbulence in the industry. As a result, the Committee did not benchmark Mr. Davis’s 2009 compensation (except for his base salary) against peer group information.

Mr. Cecere

	2009	% Change	2008	Comparison to Peer Group in 2009
Base Salary	$581,819	+3.1%	$564,397	65th to 70th Percentile
Total Cash Compensation (base salary plus bonus)	$868,902	-20.2%	$1,089,397	N/A
Long-Term Incentive	$3,000,000	0%	$3,000,000	N/A
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$3,868,902	-5.4%	$4,089,397	N/A

Mr. Cecere serves as our Vice Chairman and CFO. The base salary shown in the table is the amount that was paid to Mr. Cecere in 2009 after he elected to reduce his base salary by 5% in January 2009 as part of an effort to reduce corporate expense. On October 1, 2009, Mr. Cecere’s base salary was restored to the original 2009 annual rate of $603,750. No changes were made to his base salary for 2010.

Mr. Cecere’s total cash compensation declined 20.2% in 2009 from 2008. This decline was primarily attributable to the fact that he received a smaller annual cash bonus in 2009. As discussed above, the bonus he received in 2009 was 31.7% of his target bonus based on U.S. Bancorp’s EPS and business line results in 2009. Under the EIP, Mr. Cecere’s target bonus amount is 150% of his base salary.

In 2009, the Committee awarded Mr. Cecere an annual incentive cash bonus of $525,000 under our EIP for the year ended December 31, 2008. In addition, he was granted a long-term incentive award in January 2009 for 2008 performance valued at $3,000,000. Mr. Cecere declined to accept either the cash bonus or the long-term incentive award. However, in October 2009, the Committee recommended that Mr. Cecere accept this award based on his critical role in our success in passing the government-imposed “stress test,” repaying the funds invested by the government under the TARP and repurchasing the related warrant, all while remaining profitable. Mr. Cecere agreed to accept both the cash bonus and the long-term incentive award.

The value of Mr. Cecere’s long-term incentive award was the same in 2009 as in 2008. The Committee maintained the 2008 level of long-term incentive compensation because the Committee did not believe that it could properly benchmark an award with a larger or smaller value against 2009 peer group information. Mr. Cecere’s total compensation declined in 2009 by 5.4%, primarily as a result of the lower annual bonus award.

As described in detail in the previous section, the Committee granted a retention award to Mr. Cecere in early 2010. The value of this retention award was $4,000,000, which reflected the Committee’s subjective consideration of the relative importance of the factors described above with respect to Mr. Cecere.

As discussed above, in both 2008 and 2009, cash and equity compensation amounts actually paid to chief financial officers in our peer group were significantly impacted by the economic and regulatory turbulence in the industry. As a result, the Committee did not benchmark Mr. Cecere’s 2009 compensation (except for his base salary) against peer group information.

Mr. Chenevich

	2009	% Change	2008	Comparison to Peer Group in 2009
Base Salary	$554,486	+3.2%	$537,521	Highest
Total Cash Compensation (base salary plus bonus)	$782,330	-18.0%	$954,021	75th Percentile
Long-Term Incentive	$2,250,000	0%	$2,250,000	75th Percentile
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$3,032,330	-5.4%	$3,204,021	Highest

Mr. Chenevich serves as our Vice Chairman with responsibility for Technology and Operations Services. The base salary shown in the table is the amount that was paid to Mr. Chenevich in 2009 after he elected to reduce his base salary by 5% in January 2009 as part of an effort to reduce corporate expense. On October 1, 2009, Mr. Chenevich’s base salary was restored to the original 2009 annual rate of $575,000. His base salary was among the highest in peer group. No changes were made to his base salary for 2010.

Mr. Chenevich’s total cash compensation decreased 18.0% in 2009 from 2008. This decrease was primarily attributable to the fact that he received a smaller annual cash bonus in 2009. As discussed above, the bonus he received in 2009 was 31.7% of his target bonus based on U.S. Bancorp’s EPS and business line results in 2009. Under the EIP, Mr. Chenevich’s target bonus amount is 125% of his base salary.

The value of Mr. Chenevich’s long-term incentive award was the same in 2009 as in 2008. His 2009 long-term incentive award was estimated to be at the 75th percentile of the peer group. Mr. Chenevich’s total compensation decreased in 2009 by 5.4%, primarily as a result of the lower annual bonus award. His total compensation was estimated to be the highest of the peer group.

As described in detail in the previous section, the Committee granted a retention award to Mr. Chenevich in early 2010. The value of this retention award was $1,000,000, which reflected the Committee’s subjective consideration of the relative importance of the factors described above with respect to Mr. Chenevich.

Ms. Joseph

	2009	% Change	2008	Comparison to Peer Group in 2009
Base Salary	$581,819	+3.1%	$564,397	Highest
Total Cash Compensation (base salary plus bonus)	$821,055	-10.2%	$914,397	65th to 75th Percentile
Long-Term Incentive	$1,700,000	0%	$1,700,000	75th Percentile
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$2,521,055	-3.6%	$2,614,397	75th Percentile

Ms. Joseph serves as Vice Chairman of U.S. Bancorp with responsibility for Payment Services and Chairman and Chief Executive Officer of Elavon, Inc., a wholly-owned subsidiary of U.S. Bancorp. The base salary shown in the table is the amount that was paid to Ms. Joseph in 2009 after she elected to reduce her base salary by 5% in January 2009 as part of an effort to reduce corporate expense. On October 1, 2009, Ms. Joseph’s base salary was restored to the original 2009 annual rate of $603,750. Her base salary was among the highest in the peer group. No changes were made to her base salary for 2010.

Ms. Joseph’s total cash compensation declined 10.2% in 2009 from 2008. This decline was primarily attributable to the fact that she received a smaller annual cash bonus in 2009. As discussed above, the bonus she received in 2009 was 31.7% of her target bonus based on U.S. Bancorp’s EPS and business line results in 2009. Under the EIP, Ms. Joseph’s target bonus amount is 125% of her base salary.

The value of Ms. Joseph’s long-term incentive award was the same in 2009 as in 2008. Her 2009 long-term incentive award was estimated to be at the 75th percentile of the peer group. Ms. Joseph’s total compensation declined in 2009 by 3.6%, primarily as a result of the lower annual bonus award. Her total compensation was estimated to be at the 75th percentile of the peer group.

As described in detail in the previous section, the Committee granted a retention award to Ms. Joseph in early 2010. The value of this retention award was $1,870,000, which reflected the Committee’s subjective consideration of the relative importance of the factors described above with respect to Ms. Joseph.

Mr. Hartnack

	2009	% Change	2008	Comparison to Peer Group in 2009
Base Salary	$581,819	+3.1%	$564,397	Upper Quartile
Total Cash Compensation (base salary plus bonus)	$849,763	-19.4%	$1,054,397	70th to 75th Percentile
Long-Term Incentive	$1,600,000	0%	$1,600,000	60th Percentile
Total Direct Compensation (base salary, bonus and long-term incentive grant)	$2,449,763	-7.7%	$2,654,397	70th to 75th Percentile

Mr. Hartnack serves as our Vice Chairman and has responsibility for our Consumer Banking operations. The base salary shown in the table is the amount that was paid to Mr. Hartnack in 2009 after he elected to reduce his base salary by 5% in January 2009 as part of an effort to reduce corporate expense. On October 1, 2009, Mr. Hartnack’s base salary was restored to the original 2009 annual rate of $603,750. His base salary was in the upper quartile of the peer group. No changes were made to his base salary for 2010.

Mr. Hartnack’s total cash compensation declined 19.4% in 2009 from 2008. This decline was primarily attributable to the fact that he received a smaller annual cash bonus in 2009. As discussed above, the bonus he received in 2009 was 31.7% of his target bonus based on U.S. Bancorp’s EPS and business line results in 2009. Under the EIP, Mr. Hartnack’s target bonus amount is 140% of his base salary.

The value of Mr. Hartnack’s long-term incentive award was the same in 2009 as in 2008. His 2009 long-term incentive award was estimated to be at the 60th percentile of the peer group. Mr. Hartnack’s total compensation declined in 2009 by 7.7%, primarily as a result of the lower annual bonus award. His total compensation was estimated to be at the 70th to 75th percentile of the peer group.

As described in detail in the previous section, the Committee granted a retention award to Mr. Hartnack in early 2010. The value of this retention award was $800,000, which reflected the Committee’s subjective consideration of the relative importance of the factors described above with respect to Mr. Hartnack.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2009 Annual Report on Form 10-K.

Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp

Jerry W. Levin, Chair Victoria Buyniski Gluckman Arthur D. Collins, Jr.	Richard G. Reiten Patrick T. Stokes

Summary Compensation Table

The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by individuals who served as our CEO or CFO and each of our three other most highly compensated executive officers during fiscal year 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)		Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Richard K. Davis Chairman, President and Chief Executive Officer	2009 2008 2007	915,491 900,034 850,032	2,500,000 850,000 —	2,500,000 5,000,000 5,000,000	677,588 1,255,500 —	(7)	1,583,391 221,462 609,672	35,376 15,596 14,170	(6)	8,211,846 8,242,592 6,473,874

Andrew Cecere Vice Chairman and Chief Financial Officer	2009 2008 2007	581,819 564,397 445,850	1,500,000 440,000 —	1,500,000 3,000,000 1,750,000	287,083 525,000 —	(7)	295,184 — 177,356	13,662 14,097 12,432	(8)	4,177,748 4,543,494 2,385,638

William L. Chenevich Vice Chairman, Technology and Operations Services	2009 2008 2007	554,486 537,521 475,018	1,125,000 300,000 —	1,125,000 2,500,000 2,250,000	227,844 416,500 —		— 228,895 501,385	32,517 26,108 27,528	(9)	3,064,847 4,009,024 3,253,931

Pamela A. Joseph Vice Chairman, Payment Services	2009 2008 2007	581,819 564,397 500,019	850,000 325,000 —	850,000 2,000,000 1,500,000	239,236 350,000 —		515,667 313,906 267,773	23,550 17,013 9,000	(10)	3,060,272 3,570,316 2,276,792

Richard C. Hartnack Vice Chairman, Consumer Banking	2009 2008 2007	581,819 564,397 510,020	800,000 360,000 —	800,000 1,600,000 1,500,000	267,944 490,000 —		213,493 165,636 214,345	29,100 25,975 18,015	(11)	2,692,356 3,206,008 2,242,380

(1)

Includes any amounts deferred at the direction of the executive officer pursuant to the U.S. Bancorp 401(k) Savings Plan and the U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan, as applicable.

(2)

The amounts in this column are calculated based on the number of restricted shares or units awarded and the fair market value of the U.S. Bancorp common stock on the date the award was made. We made restricted stock or restricted stock unit awards to these officers on January 16, 2008. We made performance-based restricted stock unit awards to these officers on March 2, 2009, but Messrs. Davis and Cecere declined to accept those awards. On October 22, 2009, the Compensation and Human Resources Committee replaced the awards that those officers declined to accept. The 2009 values in this table reflect the fair market value of each officer’s target payout on the grant date. The fair market value of the maximum potential payout amounts for the 2009 performance-based restricted stock units were as follows: (i) Mr. Davis, $3,750,000; (ii) Mr. Cecere, $2,250,000; (iii) Mr. Chenevich, $1,687,500; (iv) Ms. Joseph, $1,275,000; and (v) Mr. Hartnack, $1,200,000. Based on our actual 2009 performance compared to the targets set in the award agreements for each officer’s 2009 performance-based restricted stock units, each of these officers had the number of units subject to these awards reduced to 87.5% of their respective target amounts. See the Outstanding Equity Awards at 2009 Fiscal Year-End table below for the actual number of units ultimately received by each officer after this adjustment.

We made performance-based restricted stock unit awards to these officers in February 2010. The 2010 awards are discussed above in the “Compensation Discussion and Analysis” section of this proxy statement. In accordance with SEC rules, none of the 2010 awards is included in this column.

(3)

The amounts in this column are based on the fair value of the stock option awards as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in the following notes to our consolidated financial statements: (i) Note 18 in our 2009 and 2008 Annual Reports on Form 10-K, and (ii) Note 17 in our 2007 Annual Report on Form 10-K. Since January 2004, we typically have made annual awards to the officers named above, and to the other members of our managing committee. We made stock option awards to Messrs. Davis, Cecere, Chenevich and Hartnack and Ms. Joseph on March 2, 2009, but Messrs. Davis and Cecere declined to accept those awards. On October 22, 2009, the Compensation and Human Resources Committee replaced the awards that those officers declined to accept.

We also made awards to these officers in February 2010. Their 2010 awards are discussed above in the “Compensation Discussion and Analysis” section of this proxy statement. In accordance with SEC rules, none of the 2010 awards is included in this column.

(4)

Except for Ms. Joseph’s 2008 award, the amounts in this column relate to awards granted under our EIP. That plan and these awards are discussed above in the “Compensation Discussion and Analysis” section of this proxy statement. Ms. Joseph’s 2008 award was granted under our AIP.

(5)

The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the U.S. Bancorp Pension Plan and the U.S. Bancorp Non-Qualified Retirement Plan. The increase in value is primarily due to the increase in the age of the officers and the officers’ years of service. All of the pension benefits for Messrs. Davis and Chenevich and Ms. Joseph are based on their respective highest five consecutive years average pay. Mr. Hartnack is eligible for a fixed amount of total retirement benefit, which is reduced by benefits he earned at his former employers, as further explained below under the heading “Pension Benefits—Supplemental Retirement Benefits.” For Mr. Cecere, the aggregate supplemental benefits are based on his final three consecutive years average pay, and his remaining pension benefits are based on his highest five consecutive years average pay. Pay includes both base pay and cash incentive awards earned in the applicable year. For Mr. Chenevich, no amount is included in this column for 2009 because the actuarial net present value of his future retirement benefits decreased in the amount of $12,247.

The net present values of the pension benefits as of December 31, 2007, 2008, and 2009 used to calculate the net change in pension benefits were determined using the same assumptions used to determine our pension obligations and expense for financial statement purposes. See Note 17 to our consolidated financial statements included in our 2009 Annual Report on Form 10-K for these specific assumptions. Additional information about our Pension Plan and Non-Qualified Retirement Plan is included below under the heading “Pension Benefits.” We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

(6)

Includes executive physical of $10,794; parking reimbursement of $3,180; a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800; home security system costs of $1,138; and reimbursement for his spouse’s commercial airline travel to accompany him on certain business trips of $10,464. On one occasion during 2009, Mr. Davis’s spouse accompanied him on a business-related flight on corporate aircraft, to attend the funeral of an industry business leader, and Mr. Davis reimbursed the company for all aggregate incremental cost to the company for this usage.

(7)

These cash incentive bonuses were originally awarded on March 2, 2009, but Messrs. Davis and Cecere declined to accept the awards. The Compensation Committee reinstated these bonuses on October 22, 2009.

(8)	Includes parking reimbursement of $3,180; a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800; and home security system costs of $682.

(9)

Includes executive physical of $10,276; parking reimbursement of $3,180; a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800; home security system costs of $7,303; and reimbursement of financial planning expenses of $1,958.

(10)	Includes a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800 and reimbursement of financial planning expenses of $13,750.

(11)

Includes a parking reimbursement of $3,180; a matching contribution by U.S. Bancorp into the 401(k) Savings Plan of $9,800; and reimbursement of financial planning expenses of $16,120. On one occasion during 2009, Mr. Hartnack’s spouse accompanied him on a business-related flight on corporate aircraft, to attend the funeral of an industry business leader, and Mr. Hartnack reimbursed the company for all aggregate incremental cost to the company for this usage.

Grants of Plan-Based Awards for Fiscal 2009

The following table summarizes the equity and non-equity plan-based awards granted in 2009 to the executive officers named in the Summary Compensation Table. This table does not include the equity awards granted in 2010, which are discussed above under the heading “Executive Compensation—Compensation Discussion and Analysis.” The first line of information for each executive contains information about the 2009 cash awards (paid in January 2010) that each executive was eligible to receive under our EIP, and the remaining information relates to restricted stock, restricted stock units, and stock options granted in 2009 under our 2007 Stock Plan.

Grants of Plan-Based Awards for Fiscal 2009

Name	Grant Date		Date of Compensation Committee Meeting at Which Grant Was Approved		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
					Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Richard K. Davis	— 10/22/09 10/22/09	(5) (6)	— 10/19/09 10/19/09		2,137,500 — —	4,410,000 — —	— 24,655 —	— 98,619 —	— 147,929 —	— — 305,625	— — 25.35	— 2,500,000 2,500,000

Andrew Cecere	— 10/22/09 10/22/09	(5) (6)	— 10/19/09 10/19/09		905,625 — —	4,410,000 — —	— 14,793 —	— 59,172 —	— 88,758 —	— — 183,374	— — 25.35	— 1,500,000 1,500,000

William L. Chenevich	— 3/2/09 3/2/09	(8)	— 1/19/09 1/19/09	(7) (7)	718,750 — —	4,410,000 — —	— 21,470 —	— 85,878 —	— 128,817 —	— — 309,917	— — 13.10	— 1,125,000 1,125,000

Pamela A. Joseph	— 3/2/09 3/2/09	(8)	— 1/19/09 1/19/09	(7) (7)	754,688 — —	4,410,000 — —	— 16,221 —	— 64,885 —	— 97,328 —	— — 234,160	— — 13.10	— 850,000 850,000

Richard C. Hartnack	— 3/2/09 3/2/09	(8)	— 1/19/09 1/19/09	(7) (7)	845,250 — —	4,410,000 — —	— 15,267 —	— 61,069 —	— 91,604 —	— — 220,386	— — 13.10	— 800,000 800,000

(1)

These columns show the potential payments for each of these executive officers under our EIP in 2010, for 2009 performance. Additional information regarding our EIP is included above in “Compensation Discussion and Analysis—Components of our Compensation Program—Annual Cash Incentives.” The actual bonus incentive amounts paid based on our performance are reported above in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)

These performance-based restricted stock unit awards vest at 25% per year; with vesting dates of March 2, 2010, 2011, 2012, and 2013. The target number of award units was adjusted downward using a sliding scale based on (i) our 2009 return on equity result versus a predetermined target, and (ii) our return on equity ranking in our peer group. The performance-based restricted stock unit awards pay an amount equal to the dividends paid on our shares of common stock. Based on our actual 2009 performance compared to the targets set in the award agreements for each officer’s 2009 performance restricted stock units, each of these officers had the number of units subject to these awards reduced to 87.5% of their respective target amounts. Additional information regarding these performance-based restricted stock unit awards is included above in “Compensation Discussion and Analysis—Components of our Compensation Program—Long-Term

Incentive Awards” and the actual number of units received by each officer after this adjustment is included in the Outstanding Equity Awards at 2009 Fiscal Year-End table below.

(3)

Our EIP provides the opportunity for each participant in the plan to earn a bonus incentive amount equal to or less than 0.2% of our net income for the performance year. Our net income for the 2009 fiscal year was $2.205 billion, and 0.2% of net income was $4.410 million.

(4)

The fair value of the performance-based restricted stock units was calculated using the target number of units multiplied by the closing market price of a share of our common stock on the grant date. The Black-Scholes option pricing model was used to estimate the grant date fair value of the options in this column. Use of this model should not be construed as an endorsement of its accuracy. All stock option pricing models require predictions about the future movement of the stock price. The assumptions used to develop the grant date valuations for the options granted on March 2, 2009, were: risk-free rate of return of 2.17%, dividend rate of 4.25%, volatility rate of 42.9%, quarterly reinvestment of dividends, and an average term of 5.5 years. The assumptions used to develop the grant date valuations for the options granted on October 22, 2009, were: risk-free rate of return of 2.47%, dividend rate of 4.0%, volatility rate of 47.9%, quarterly reinvestment of dividends, and an average term of 5.5 years. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(5)

Performance-based restricted stock unit awards were granted on March 2, 2009, but Messrs. Davis and Cecere declined to accept their 2009 awards at that time. The Compensation and Human Resources Committee replaced their awards on October 22, 2009.

(6)

These stock options were granted on October 22, 2009, and vest at 25% per year; with vesting dates of October 22, 2010, 2011, 2012 and 2013. Stock option awards were granted on March 2, 2009, but Messrs. Davis and Cecere declined to accept their 2009 awards at that time. The Compensation and Human Resources Committee replaced their awards on October 22, 2009.

(7)

The dollar value of the individual equity awards to these officers was determined by the Compensation and Human Resources Committee at its January 19, 2009, meeting and were promptly communicated to the officers at that time, but the grant date was March 2, 2009, the date of an additional Compensation and Human Resources Committee meeting relating to these awards.

(8)	These options were granted on March 2, 2009, and vest at 25% per year; with vesting dates of March 2, 2010, 2011, 2012 and 2013.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table shows the unexercised stock options and the unvested restricted stock and restricted stock units held at the end of fiscal year 2009 by the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards At 2009 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard K. Davis	— 364,431 459,559 411,222 519,010 286,900 235,591 261,768 352,380 — —	(3) (4) (5)	305,625 1,093,295 459,559 137,075 — — — — — — —	(2) (3) (4) (5)	25.3500 31.0400 35.7600 30.0000 30.4000 28.5000 21.4938 19.1001 21.5410 — —	10/22/2019 1/16/2018 1/17/2017 1/17/2016 1/18/2015 1/20/2014 12/17/2012 12/18/2011 12/12/2010 — —	— — — — — — — — — 86,291 27,384	(6) (7)	— — — — — — — — — 1,942,410 616,414

Andrew Cecere	— 218,659 160,845 187,987 237,262 124,300 156,054 86,462 171,156 — —	(3) (4) (5)	183,374 655,977 160,846 62,663 — — — — — — —	(2) (3) (4) (5)	25.3500 31.0400 35.7600 30.0000 30.4000 28.5000 21.4938 19.1001 23.1824 — —	10/22/2019 1/16/2018 1/17/2017 1/17/2016 1/18/2015 1/20/2014 12/17/2012 12/18/2011 2/27/2011 — —	— — — — — — — — — 51,775 14,175	(6) (7)	— — — — — — — — — 1,165,455 319,079

William L. Chenevich	— 182,215 206,801 264,357 333,650 167,800 — —	(3) (4) (5)	309,917 546,648 206,802 88,120 — — — —	(8) (3) (4) (5)	13.1000 31.0400 35.7600 30.0000 30.4000 28.5000 — —	3/2/2019 1/16/2018 1/17/2017 1/17/2016 1/18/2015 1/20/2014 — —	— — — — — — 75,143 9,665	(6) (7)	— — — — — — 1,691,469 217,559

Pamela A. Joseph	— 145,772 137,867 164,489 207,604 38,479 106,700 — —	(3) (4) (5)	234,160 437,318 137,868 54,830 — — — — —	(8) (3) (4) (5)	13.1000 31.0400 35.7600 30.0000 30.4000 28.5000 21.9309 — —	3/2/2019 1/16/2018 1/17/2017 1/17/2016 1/18/2015 1/20/2014 7/24/2011 — —	— — — — — — — 56,774 10,470	(6) (7)	— — — — — — — 1,277,983 235,680

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard C. Hartnack	— 116,618 137,867 164,489 265,457 — —	(3) (4) (5)	220,386 349,854 137,868 54,830 — — —	(8) (3) (4) (5)	13.1000 31.0400 35.7600 30.0000 28.5500 — —	3/2/2019 1/16/2018 1/17/2017 1/17/2016 4/5/2015 — —	— — — — — 53,435 11,598	(6) (7)	— — — — — 1,202,822 261,071

(1)	The amounts in this column are calculated using a per share value of $22.51, the closing market price of a share of our common stock on December 31, 2009, the last business day of the year.

(2)	These non-qualified stock options vest at the rate of 25% per year, with vesting dates of October 22, 2010, 2011, 2012 and 2013.

(3)	These non-qualified stock options vest at the rate of 25% per year; 25% vested on January 16, 2009, with remaining vesting to occur on January 16, 2010, 2011, and 2012.

(4)	These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of January 17, 2008 and 2009, with remaining vesting to occur on January 17, 2010, and 2011.

(5)	These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of January 17, 2007, 2008 and 2009, with remaining vesting to occur on January 17, 2010.

(6)	These performance-based restricted stock units will vest at the rate of 25% per year, with vesting dates of March 2, 2010, 2011, 2012 and 2013.

(7)	This restricted stock will vest fully on January 16, 2011, the third anniversary of the grant date.

(8)	These non-qualified stock options vest at the rate of 25% per year, with vesting dates of March 2, 2010, 2011, 2012 and 2013.

Option Exercises and Stock Vested for Fiscal 2009

The following table summarizes information with respect to stock option awards exercised and restricted stock and restricted stock unit awards vested during fiscal 2009 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for Fiscal 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard K. Davis	196,326	452,453	—	—
Andrew Cecere	—	—	17,000	260,780
William L. Chenevich	—	—	23,000	352,820
Pamela A. Joseph	—	—	18,700	286,858
Richard C. Hartnack	—	—	—	—

(1)	Value determined by subtracting the exercise price per share from the market value per share of our common stock on the date of exercise.

(2)	Value determined by multiplying the number of vested shares or units by the closing market price of a share of our common stock on the vesting date.

Pension Benefits

Defined Benefit Pension Plans.    The U.S. Bancorp Pension Plan was created through the merger of the former U.S. Bancorp’s career average pay defined benefit plan, known as the “Cash Balance Pension Plan,” and the former Firstar Corporation’s non-contributory defined benefit plan, which was primarily a final average pay plan. Under the U.S. Bancorp Pension Plan, benefits are calculated using a final average pay formula, based upon the employee’s years of service and average salary during the five consecutive years of service in which compensation was the highest during the ten years prior to retirement, with a normal retirement age of 65. Substantially all employees are eligible to receive benefits under the U.S. Bancorp Pension Plan. Participation requires one year of service with U.S. Bancorp or its affiliates, and vesting of benefits under the plan requires five years of service.

Although no new benefits are accrued under the former Cash Balance Pension Plan and Firstar Corporation’s plan for service after 2001, benefits previously earned under those plans have been preserved and will be part of a retiree’s total retirement benefit. In order to preserve the relative value of benefits that use the final average pay formula, subsequent changes in compensation (but not in service) may increase the amount of those benefits.

Federal laws limit the amount of compensation we may consider when determining benefits payable under qualified defined benefit pension plans. We also maintain a non-contributory, non-qualified retirement plan that pays the excess pension benefits that would have been payable under our current and prior qualified defined benefit pension plans if the federal limits were not in effect. This non-qualified plan also provides additional supplemental benefits for certain of our executive officers.

Messrs. Davis and Chenevich earned benefits under the former Firstar Corporation’s plan that will be included in their ultimate retirement benefits. Mr. Cecere earned benefits under the former U.S. Bancorp Cash Balance Pension Plan that will be included in his ultimate retirement benefits. Ms. Joseph and Mr. Hartnack became employees in 2001 and 2005, respectively, and did not earn benefits under either of these prior plans.

Supplemental Retirement Benefits.    Certain of our executive officers, including all of the officers named in the Summary Compensation Table in this proxy statement, are eligible for a supplemental benefit that augments benefits earned under the U.S. Bancorp Pension Plan and the non-qualified excess benefits discussed above. Except for Mr. Hartnack, the supplemental benefit ensures that eligible executives receive a total retirement benefit equal to a fixed percentage of the executive’s final average compensation. For purposes of this supplemental benefit, final average compensation includes annual base salary, annual bonuses and other compensation awards as determined by the Compensation and Human Resources Committee. As discussed below, Mr. Hartnack’s supplemental benefit is a fixed annual amount. Eligibility for these supplemental benefits is determined by the Compensation and Human Resources Committee based on individual performance and level of responsibility. Vesting of the supplemental benefit is generally subject to certain conditions, including that an executive officer provide a certain number of years of service determined by the Compensation and Human Resources Committee. Mr. Davis is eligible for an amount of total retirement benefits at age 62 equal to 60% of the average compensation during his five consecutive years of service in which he is most highly compensated, and he is fully vested in these benefits. Mr. Cecere is eligible for an amount of total retirement benefits at age 65 equal to 55% of the average compensation during his final three years of service, reduced by his estimated retirement benefits from Social Security. Mr. Cecere is fully vested in a portion of his supplemental benefit, with his vested portion increasing on a pro rata basis up to age 60. Mr. Chenevich is eligible for an amount of total retirement benefits at age 65 equal to 55% of the average compensation during his five consecutive years of service in which he is most highly compensated, and he is fully vested in these benefits. Ms. Joseph is eligible for an amount of total retirement benefits at age 62 equal to 55% of the average compensation during her five consecutive years of service in which she is most highly compensated. She will become vested in the supplemental benefit at age 56. Mr. Hartnack is eligible for an amount of total retirement benefits at age 65 of $500,000 per year, reduced by benefits he earned at his former employers, Union Bank of California and First Chicago Corporation, which are estimated to provide benefits of approximately $400,000 per year. He will become vested in the supplemental benefit at age 65. For Messrs. Davis, Chenevich and Hartnack and

Ms. Joseph, the standard form of payment of the supplemental benefit is a ten-year certain, single life annuity. For Mr. Cecere, the standard form is either a lump sum or a joint and survivor annuity, depending on the size of the award. Alternatively, each of Messrs. Davis, Cecere, Chenevich and Hartnack and Ms. Joseph have the option of electing to receive (i) a lump sum distribution of their supplemental retirement benefits or (ii) various forms of joint and survivor annuity benefits. These elections must be made 12 months prior to the applicable officer’s retirement date. The amount of the lump sum distribution equals the actuarial equivalent of the annuity form of payment and is calculated using the same actuarial assumptions for our pension plan obligations discussed in Note 17 to our consolidated financial statements included in our 2009 Annual Report on Form 10-K. To the extent any lump sum election is made after December 31, 2009, the ultimate payment of the benefit will be delayed for five years from the executive’s retirement date. The means of calculating the various joint and survivor annuity benefits are described in the pension plan.

Pension Benefits Table.    The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the Summary Compensation Table.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)(2)		Payments During Last Fiscal Year ($)
Richard K. Davis	U.S. Bancorp Non-Qualified Retirement Plan: Supplemental Benefits Excess Benefit U.S. Bancorp Pension Plan	16 16 16	5,835,948 1,305,264 222,737		— — —

	Total		7,363,949	(3)	—

Andrew Cecere	U.S. Bancorp Non-Qualified Retirement Plan: Supplemental Benefits Excess Benefit U.S. Bancorp Pension Plan	24 24 24	399,880 559,535 278,618		— — —

	Total		1,238,033	(4)	—

William L. Chenevich	U.S. Bancorp Non-Qualified Retirement Plan: Supplemental Benefits Excess Benefit U.S. Bancorp Pension Plan	11 11 11	3,603,404 1,055,775 335,684		— — —

	Total		4,994,863	(5)	—

Pamela A. Joseph	U.S. Bancorp Non-Qualified Retirement Plan: Supplemental Benefits(6) Excess Benefit U.S. Bancorp Pension Plan	16 16 16	1,261,062 354,343 103,432		— — —

	Total		1,718,837	(3)	—

Richard C. Hartnack	U.S. Bancorp Non-Qualified Retirement Plan: Supplemental Benefits(6) Excess Benefit U.S. Bancorp Pension Plan	5 5 5	381,801 430,041 140,274		— — —

	Total		952,116		—

(1)

The measurement date and material actuarial assumptions applied in quantifying the present value of the current accrued benefits are discussed in Note 17 to our consolidated financial statements included in our

2009 Annual Report on Form 10-K. These assumptions include the use of a 5.9% discount rate for the supplemental and excess plans, a 6.2% discount rate for the qualified pension plan, and the RP 2000 mortality table projected to 2010. The average pay used for the benefit calculations was historical pay through the measurement date (December 31, 2009).

The amounts in this column were calculated based on the earliest age at which the applicable officer is entitled to receive unreduced retirement benefits, and ignore any vesting requirements. The earliest age of unreduced retirement benefits is 62 for Mr. Davis and Ms. Joseph and 65 for Messrs. Cecere, Chenevich and Hartnack.

(2)

In the event of the death of one of the officers in this table, a pre-established percentage of the officer’s pension benefits will be paid to the officer’s beneficiary. The actual percentage paid to the beneficiary is dependent on the form of payment of benefits elected by the officer. The default percentage is 50% to the officer’s spouse. The supplemental benefits applicable to Messrs. Davis and Chenevich also provide for an additional lump sum payment based on certain actuarial calculations. Except with respect to Ms. Joseph, the present value of the payments to an officer’s beneficiary would not exceed the total present value of accumulated benefits shown in this column. The amounts payable upon the death of Ms. Joseph are discussed below under the heading “Potential Payments Upon Termination or Change-in-Control—Employment Agreement with Pamela A. Joseph.”

(3)

As a result of retirement plan amendments effective December 31, 2008, required by regulatory changes governing deferred compensation, the dates the officers are eligible to begin receiving benefits changed for some of the officers. Mr. Davis is eligible to begin receiving a significant portion of his vested pension benefit payments upon retirement and reaching age 55. The remainder of his benefits are payable upon the later of age 62 or retirement. The portion of his benefits starting at retirement and age 55 are reduced by an early retirement benefit formula specified in the applicable plan for each year prior to him reaching age 62. The early retirement benefit formula reduces the annual pension benefit amount payable to Mr. Davis due to the longer benefit payment period related to the earlier commencement of benefits. Assuming that Mr. Davis had retired at the end of 2009 and his benefit payments commenced upon reaching age 55, the present value of his total accumulated pension benefits calculated under the early retirement benefit formula would be approximately $723,431 greater than the total present value of accumulated benefit amount disclosed for him in this table. Ms. Joseph’s benefits are based on commencement at age 62 and would not change.

(4)

As a result of the retirement plan amendments discussed in footnote (3), Mr. Cecere is eligible to begin receiving a significant portion of his vested supplemental benefits under the U.S. Bancorp Non-Qualified Retirement Plan upon retirement at any age. The remainder of his excess benefits under that plan are payable upon the later of the officer reaching age 62 or retirement. If any of the vested benefits are paid before the officer reaches age 65, the benefits are reduced by certain early retirement benefit formulas specified in the applicable plan for each year prior to the officer reaching age 65. These early retirement benefit formulas reduce the annual pension benefit amount payable to this officer due to the longer benefit payment period related to the earlier commencement of benefits. The early retirement reduction formulas are slightly more favorable than a standard actuarial factor. As a result, any portion of the benefit disclosed above that is paid out at the earlier date would be slightly larger than the amounts shown above.

(5)	Mr. Chenevich is currently vested in 100% of his pension benefits.

(6)	Includes amounts which Ms. Joseph and Mr. Hartnack may not currently be entitled to receive because those amounts are not vested.

Nonqualified Deferred Compensation

Under the U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan, members of our senior management, including all of our executive officers, may choose to defer all or a part of their cash compensation. The minimum amount that can be deferred in any calendar year is $1,000. Cash compensation that is deferred is deemed to be invested in any of the following investment alternatives selected by the participant:

•	shares of our common stock, based on the fair market value of the common stock on the date of deferral, with dividend equivalents deemed reinvested in additional shares; or

•	one of several mutual funds.

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the executive officer until his or her retirement or earlier termination of employment. At that time, the participant will receive, depending upon the investment alternative selected by the executive officer, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment, in shares of our common stock, or in up to 20 annual cash installments. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant’s beneficiary. The benefits under the plan otherwise are not transferable by the participant.

Prior to the establishment of the U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan, members of our senior management could defer compensation into a prior U.S. Bancorp deferred compensation plan. The provisions of our 2005 plan are substantially similar to those under our prior plan, with the primary differences being the inclusion of provisions in our 2005 plan that are required to comply with the American Jobs Creation Act, including restrictions that apply to distributions. In addition, under our prior plan, a participant could defer the profit amount associated with U.S. Bancorp stock options or other equity awards. Mr. Davis has deferred amounts under our prior plan.

The following table summarizes information with respect to the participation of the executive officers named in the Summary Compensation Table in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard K. Davis	—	—	(112,916)	—	1,438,590	(2)
Andrew Cecere	—	—	—	—	—
William L. Chenevich	—	—	—	—	—
Pamela A. Joseph	—	—	—	—	—
Richard C. Hartnack	—	—	—	—	—

(1)

The amount reported in this column represents the change during the last fiscal year in the value of the underlying mutual fund or U.S. Bancorp stock fund in which the executive officer’s deferred amounts were deemed to be invested and any increases in the deferred amounts due to dividends payable upon those funds.

(2)

Of this amount, $776,000 represents deferrals of cash compensation from prior years that were reported in the Summary Compensation Table in our proxy statement for the relevant years. The remaining balance represents the cumulative earnings on the original deferred amounts.

Potential Payments Upon Termination or Change-in-Control

Payments Made Upon Termination.    Except as discussed below under “Potential Payments Upon Change-in-Control,” and “Employment Agreement with Pamela A. Joseph,” if the employment of any of Messrs. Davis, Cecere, Chenevich or Hartnack or Ms. Joseph is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be paid to him or her, other than what the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement including under the heading “Pension Benefits.” Except with respect to Ms. Joseph or in connection with a change-in-control of U.S. Bancorp, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding stock options or shares of restricted stock.

Payments Made Upon Disability.    Under the terms of the U.S. Bancorp Non-Qualified Retirement Plan, Messrs. Davis, Cecere, Chenevich and Hartnack, Ms. Joseph and all of our executive officers with a non-qualified supplemental pension benefit are eligible for a disability benefit that is equal to 60% of their current annual compensation. The definition of disability is similar to that used for the disability plan covering all employees. The definition of annual compensation is the same definition as is used to calculate supplemental pension benefits under this plan, without using a five-year average. The disability benefit would be reduced by any benefits payable under the U.S. Bancorp Pension Plan, Social Security or worker’s compensation and under Ms. Joseph’s employment agreement. The payments continue until the participant dies, ceases to have a disability or reaches normal retirement age.

If the employment of any of our officers who have received equity compensation awards, including Messrs. Davis, Cecere, Chenevich or Hartnack, is terminated due to disability, the terms of our standard stock option and restricted stock agreements provide that the vesting and other terms of the stock options and restricted stock will continue as if the termination of employment did not occur. No financial information for the event of disability is set forth below in the Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control table for the stock options and restricted stock held by Messrs. Davis, Cecere, Chenevich or Hartnack, as there is no immediate financial impact upon the occurrence of any of these events. The payments to which Ms. Joseph would be entitled if her employment were terminated due to disability are discussed below under “Employment Agreement with Pamela A. Joseph.”

Payments Made Upon Death.    In the event of the death of any of Messrs. Davis, Cecere, Chenevich or Hartnack or Ms. Joseph, the benefits discussed above under the heading “Payments Made Upon Termination” would be payable. Additionally, our standard stock option, restricted stock unit and restricted stock agreements contain terms that provide for the acceleration of any unvested stock options, restricted stock units or shares of restricted stock upon the death of the officer. The stock option agreements generally provide that the administrator of the officer’s estate has a three-year period after death during which to exercise the options. Ms. Joseph’s estate is entitled to certain additional payments upon her death as discussed below under “Employment Agreement with Pamela A. Joseph.”

Potential Payments Upon Change-in-Control.    We have entered into change-in-control agreements with Messrs. Davis, Cecere, Chenevich and Hartnack. The change-in-control agreements provide that if within 24 months after a change-in-control of U.S. Bancorp the officer is terminated either by U.S. Bancorp (other than for cause or disability), or by the officer for good reason, then the officer will be entitled to a lump-sum payment consisting of (a) the officer’s prorated base salary through the date of termination plus the prorated amount of any bonus or incentive for the year in which the termination occurs, based on the target bonus for the officer for that year, and (b) a severance payment equal to three times the sum of the officer’s highest base salary, on an annualized basis, paid by U.S. Bancorp during the prior five years plus the highest bonus earned by the executive with respect to any single year during the prior five years. The terms “cause,” “good reason” and “change-in-control” are defined in the agreements. In the event of a termination following a change-in-control, the officer would also be entitled to the benefits listed above under the heading “Payments Made Upon Termination.”

Our standard stock option, restricted stock unit and restricted stock agreements contain terms that provide for acceleration of the vesting of any unvested stock options, restricted stock units or shares of restricted stock if an officer is terminated within 12 months after a change-in-control of U.S. Bancorp other than for cause. The accelerated options may be exercised at any time during the 12 months following the officer’s termination.

Employment Agreement with Pamela A. Joseph.    In connection with our acquisition of Elavon, Inc. (formerly known as Nova Information Systems, Inc.), we entered into an employment agreement with Ms. Joseph on May 7, 2001. The agreement had a two-year term and automatically renews for successive one-year terms unless either party gives written notice of termination at least 180 days prior to the expiration of the then-current term. The employment agreement provides for base salary and annual bonus compensation opportunities, medical, life and disability insurance for Ms. Joseph and other employee benefits on the same basis afforded to our similarly situated employees. Upon the occurrence of a change-in-control of U.S. Bancorp, all of Ms. Joseph’s unvested non-qualified retirement benefits, supplemental retirement benefits, stock options, restricted stock and similar rights will immediately vest. In addition, Ms. Joseph is entitled to a tax gross-up in respect of excise taxes imposed on change-in-control payments or benefits under Section 4999 of the Internal Revenue Code.

Upon a termination of Ms. Joseph’s employment at any time for any reason (including death or disability, and other than a termination by us for “cause,” a termination by Ms. Joseph without “good reason,” or a termination due to expiration of the employment term), Ms. Joseph is entitled to:

•	a payment equal to two times her annual base salary (“Base Salary Severance”);

•	a pro-rata portion of her annual bonus in respect of the calendar year in which the termination occurs;

•	accelerated vesting of unvested supplemental retirement benefits, stock options, restricted stock and similar rights; and

•	medical, life and disability insurance coverage for two years (or until such earlier time as Ms. Joseph shall become an employee of another company providing such benefits).

In addition, following a change-in-control of U.S. Bancorp, upon a termination of employment by Ms. Joseph without “good reason” or due to the expiration of the employment term, Ms. Joseph is entitled to the payments and benefits described in the foregoing bullets, other than the pro-rata bonus. In the event we become obligated to pay Base Salary Severance, Ms. Joseph will be prohibited from competing with us in specified ways during the two-year period following termination of her employment. In the event that Ms. Joseph experiences a termination of employment that does not give rise to Base Salary Severance, we have the option to pay Ms. Joseph her annual base salary for one year or two years or not at all and to prohibit Ms. Joseph from competing against us in specified ways for a period equal to the period of base salary continuation.

Pension Benefits.    No information regarding pension amounts payable to Messrs. Davis, Cecere or Chenevich is shown below in the Potential Payments Upon Disability, Death, Involuntary Termination, or Termination After a Change-in-Control table. Applicable pension amounts payable to these executive officers are discussed above under the heading “Pension Benefits.” Ms. Joseph would receive acceleration of the vesting of her Supplemental Pension Benefits if her employment is terminated under the circumstances further discussed above under “Employment Agreement with Pamela A. Joseph.” The amounts reflected below are her entire benefits that would be payable if the termination of her employment occurred on December 31, 2009. Mr. Hartnack would receive acceleration of the vesting of his Supplemental Pension Benefits if his employment is terminated after a change-in-control event. The amount reflected below is his entire benefit that would be payable if the change-in-control occurred on December 31, 2009. The increase in this amount compared to the amount of his benefit disclosed in the Pension Benefits table above is due to the acceleration of vesting of his Supplemental Benefit.

The table below shows potential payments to the executive officers named in the Summary Compensation Table upon disability, death, involuntary termination or termination upon a change-in-control of U.S. Bancorp. The amounts shown assume that termination was effective as of December 31, 2009, the last business day of the year, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by the executives during 2009. The actual amounts to be paid can only be determined at the actual time of an executive’s termination.

Potential Payments Upon Disability, Death, Involuntary Termination, or

Termination After a Change-in-Control

Name	Type of Payment	Annual Disability Payments ($)		Payments Upon Death ($)	Payments Upon Involuntary Termination ($)	Payments Upon Involuntary or Good Reason Termination After a Change-In- Control Occurs ($)
Richard K. Davis
	Base Pay	570,000		—	—	2,850,000
	Bonus	—		—	—	5,250,000
	Total Spread Value of Acceleration:
	Stock Options(1)	—		—	—	—
	Restricted Stock and Restricted Stock Units(2)	—		2,558,824	—	2,558,824
	Excise Tax Gross Up Payment(3)	—		—	—	—

	Total	570,000		2,558,824	—	10,658,824

Andrew Cecere
	Base Pay	362,250		—	—	1,811,250
	Bonus			—	—	1,875,000
	Total Spread Value of Acceleration:
	Stock Options(1)	—		—	—	—
	Restricted Stock and Restricted Stock Units(2)	—		1,484,535	—	1,484,535
	Excise Tax Gross Up Payment(3)	—		—	—	—

	Total	362,250		1,484,535	—	5,170,785

William L. Chenevich
	Base Pay	345,000		—	—	1,725,000
	Bonus	—		—	—	1,875,000
	Total Spread Value of Acceleration:
	Stock Options(1)	—		2,916,319	—	2,916,319
	Restricted Stock and Restricted Stock Units(2)	—		1,909,028	—	1,909,028
	Excise Tax Gross Up Payment(3)	—		—	—	—

	Total	345,000		4,825,347	—	8,425,347

Pamela A. Joseph
	Base Pay	—		1,207,500	1,207,500	1,207,500
	Bonus	—		—	—	—
	Total Spread Value of Acceleration:
	Stock Options(1)	—		2,203,446	2,203,446	2,203,446
	Restricted Stock and Restricted Stock Units(2)	—		1,513,662	1,513,662	1,513,662
	Supplemental Retirement Benefits	—		2,522,125	2,522,125	2,522,125
	Health and Welfare Benefits	—		—	20,611	20,611
	Excise Tax Gross Up Payment(3)	—		—	—	—

	Total	—	(4)	7,446,733	7,467,344	7,467,344	(5)

Name	Type of Payment	Annual Disability Payments ($)	Payments Upon Death ($)	Payments Upon Involuntary Termination ($)	Payments Upon Involuntary or Good Reason Termination After a Change-In- Control Occurs ($)
Richard C. Hartnack
	Base Pay	362,250	—	—	1,811,250
	Bonus	—	—	—	1,800,000
	Total Spread Value of Acceleration:
	Stock Options(1)	—	2,073,832	—	2,073,832
	Restricted Stock and Restricted Stock Units(2)	—	1,463,893	—	1,463,893
	Supplemental Retirement Benefits	—	—	—	456,809
	Excise Tax Gross Up Payment(3)	—	—	—	1,592,981

	Total	362,250	3,537,725	—	9,198,765

(1)

Value computed for each stock option grant by multiplying (i) the difference between (a) $22.51, the closing market price of a share of our common stock on December 31, 2009, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant.

(2)	Value determined by multiplying the number of shares or units that vest by $22.51, the closing market price of a share of our common stock on December 31, 2009, the last business day of the year.

(3)

In the case of a change-in-control, the standard calculations as specified under the Internal Revenue Code Section 280(g) regulations were applied to the various benefits the executive officers would receive in order to determine if any 280(g) excise taxes would be triggered and if so, what amount of 280(g) gross-up payments would be required under the terms of the change-in-control agreements.

(4)

As discussed above under “Employment Agreement with Pamela A. Joseph,” a termination of Ms. Joseph due to disability would not entitle her to any annual payments, but she would be entitled to all of the payments described in the Payments Upon Involuntary Termination column of this table.

(5)

As discussed above under “Employment Agreement with Pamela A. Joseph,” Ms. Joseph is also entitled to the payments described in this column following a change-in-control of U.S. Bancorp, upon a termination of employment by Ms. Joseph without “good reason” or due to the expiration of the employment term under her employment agreement.

DIRECTOR COMPENSATION

Fees for 2009.    For 2009, our non-employee directors received the following cash fees:

Annual retainer for service on the Board	$90,000
Additional annual retainer for Lead Director	$25,000
Additional annual retainer for Audit and Risk Management Committee chairs	$25,000
Additional annual retainer for other committee chairs	$15,000
Additional annual retainer for Audit Committee members	$7,500

In addition, for 2009, each non-employee director was granted restricted stock units with a grant date fair market value of $130,000. Based on our closing stock price on January 22, 2009, the date of grant, these directors were granted 9,366 restricted stock units.

The restricted stock units were granted under our 2007 Stock Plan and were fully vested at the time of grant. Each director is entitled to receive additional restricted stock units having a fair market value equal to the amount of dividends he or she would have received had restricted stock been awarded instead of restricted stock units. The additional restricted stock units are fully vested when granted. The restricted stock units are distributable in an equivalent number of shares of our common stock when the director ceases to serve on the Board, except that all units are forfeited if the director’s service on the Board is terminated for cause.

The Compensation and Human Resources Committee retained Frederic W. Cook & Co., Inc., an executive compensation consulting firm, to provide expertise regarding competitive compensation practices, peer analysis, and recommendations to the Compensation and Human Resources Committee for guidance with respect to director compensation in 2009. To determine actual director compensation for 2009, the Compensation and Human Resources Committee reviewed director compensation information for the group of 12 diversified financial services and financial holding companies that was our peer group at the time that the 2009 director compensation was being determined. Our market capitalization was at approximately the 75th percentile of the market capitalization of that peer group. Compensation for our directors was designed to result in compensation for our directors that was competitive with that provided by the peer group. It was estimated that our total average director compensation for 2009 would be at approximately the 75th percentile of the peer group.

Director Stock Ownership Guidelines.    The Compensation and Human Resources Committee has established stock ownership guidelines for each director of ownership of 10,000 shares of our common stock. New directors must satisfy this guideline within three years after joining the Board. All of the directors either currently have sufficient holdings to meet or exceed the stock ownership requirements or have not yet served three years on our Board.

Deferred Compensation Plan Participation.    Under the U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan our non-employee directors may choose to defer all or a part of their cash fees. The minimum amount that can be deferred in any calendar year is $1,000. Cash fees that are deferred are deemed to be invested in any of the following investment alternatives selected by the participant:

•	shares of our common stock, based on the fair market value of the common stock on the date of deferral, with dividend equivalents deemed reinvested in additional shares; or

•	one of several mutual funds.

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the director until his or her termination of service on the Board. At that time, the director will receive, depending upon the investment alternative selected by the director, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment, in shares of our common stock or in up to 20 annual cash installments. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant’s beneficiary. The benefits under the plan otherwise are not transferable by the participant.

Prior to the establishment of the U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan, our non-employee directors could defer their cash fees into a prior U.S. Bancorp deferred compensation plan. The provisions of our 2005 plan are substantially similar to those under our prior plan, with the primary differences being the inclusion of provisions in our 2005 plan that are required to comply with the American Jobs Creation Act, including restrictions that apply to distributions. In addition, under our prior plan, a director could defer the profit amount associated with U.S. Bancorp stock options or other equity awards.

Additional Restricted Stock Units.    In 2009, directors could also choose to convert all or a part of their cash fees into restricted stock units under our 2007 Stock Plan. Directors who chose to convert their cash compensation into restricted stock units received restricted stock units with a grant date value equal to the amount of deferred cash fees based on our closing stock price on the date of grant. These restricted stock units are fully vested when granted. The terms governing distribution of these restricted stock units are the same as those granted to all directors as part of their annual retainer.

Director Compensation Table.    The following table shows the compensation of the individuals who served as members of our Board of Directors during any part of fiscal year 2009.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Total ($)
Douglas M. Baker, Jr.	97,500	(4)	136,197	233,697
Y. Marc Belton(3)	80,300		108,953	189,253
Victoria Buyniski Gluckman	90,000	(4)	141,622	231,622
Arthur D. Collins, Jr.	105,000		142,584	247,584
Joel W. Johnson	97,500	(5)	140,667	238,167
Olivia F. Kirtley	115,000	(4)	136,491	251,491
Jerry W. Levin	105,000		142,584	247,584
David B. O’Maley	90,000	(5)	142,372	232,372
O’dell M. Owens	137,500		140,667	278,167
Richard G. Reiten	97,500		140,667	238,167
Craig D. Schnuck	90,000	(4)	143,386	233,386
Patrick T. Stokes	115,000	(5)	142,584	257,584

(1)

Richard K. Davis, our Chairman, President and Chief Executive Officer, is not included in this table because he was an employee of U.S. Bancorp during 2009 and thus received no compensation for his service as director. The compensation he received as an employee of U.S. Bancorp is shown above in the Summary Compensation Table.

(2)

The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with FASB ASC Topic 718. In 2009, each director other than Mr. Belton received a restricted stock unit grant of 9,366 units with a full grant value of $130,000. Mr. Belton received a pro rata portion, 6,138 units, with a full grant value of $108,333, for the portion of the year during which he served as a director. In addition, the directors received units as dividend equivalents with full grant values as follows:

Name	Dividend Equivalents	Full Grant Value	Name	Dividend Equivalents	Full Grant Value
Mr. Baker	321	$6,204	Mr. Levin	655	$12,583
Mr. Belton	30	$617	Mr. O’Maley	644	$12,371
Ms. Buyniski Gluckman	604	$11,624	Dr. Owens	555	$10,666
Mr. Collins	655	$12,583	Mr. Reiten	555	$10,666
Mr. Johnson	555	$10,666	Mr. Schnuck	696	$13,388
Ms. Kirtley	336	$6,495	Mr. Stokes	655	$12,583

All of the restricted stock units granted to directors in 2009 were fully vested at the time of grant and are distributable in an equivalent number of shares of our common stock upon the director leaving service on the Board.

No stock options were granted to any of the directors in 2009. The directors held restricted stock units and options as of December 31, 2009, as follows:

Name	Restricted Stock Units	Vested Options	Unvested Options	Name	Restricted Stock Units	Vested Options	Unvested Options
Mr. Baker	23,181	—	—	Mr. Levin	29,350	158,210	25,113
Mr. Belton	6,168	—	—	Mr. O’Maley	29,000	134,915	23,734
Ms. Buyniski Gluckman	32,410	20,585	18,621	Dr. Owens	25,877	64,243	7,592
Mr. Collins	29,350	153,074	25,113	Mr. Reiten	25,877	62,987	7,592
Mr. Johnson	25,877	151,179	24,487	Mr. Schnuck	35,536	113,389	23,453
Ms. Kirtley	24,656	18,972	18,043	Mr. Stokes	29,350	71,895	7,592

(3)	Mr. Belton was elected to the Board of Directors effective March 3, 2009.

(4)

Mss. Buyniski Gluckman and Kirtley and Messrs. Baker and Schnuck elected to convert their cash fees into restricted stock units granted under our 2007 Stock Plan. The number of units they received was calculated by dividing their cash fees by the fair market value on the date of grant.

(5)	Messrs. Johnson, O’Maley and Stokes chose to defer their cash fees under the U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of U.S. Bancorp, compliance by U.S. Bancorp with legal and regulatory requirements, and the independence and performance of U.S. Bancorp’s internal and external auditors.

The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2009, were audited by Ernst & Young LLP, independent auditor for U.S. Bancorp.

As part of its activities, the Audit Committee has:

1.	Reviewed and discussed with management the audited financial statements of U.S. Bancorp;

2.	Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the Securities and Exchange Commission, U.S. Public Company Accounting Oversight Board and New York Stock Exchange rules;

3.	Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and

4.	Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2009, be included in U.S. Bancorp’s Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of U.S. Bancorp

Olivia F. Kirtley, Chair	Joel W. Johnson
Douglas M. Baker, Jr.	O’dell M. Owens, M.D., M.P.H.
Y. Marc Belton	Richard G. Reiten

Fees to Independent Auditor

The following aggregate fees were billed to us for professional services by Ernst & Young LLP for fiscal years 2009 and 2008:

	2009	2008
	($ in millions)
Audit Fees	$7.9	$7.6
Audit-Related Fees	2.7	0.5
Tax Fees	10.0	11.1
All Other Fees	—	—

Total	$20.6	$19.2

Audit Fees.    Audit fees consist of fees billed to us by Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation. Of the above amounts, $1.7 million in 2009 and $2.0 million in 2008 related to procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.

Audit-Related Fees.    Audit-related fees consist of fees billed to us by Ernst & Young LLP for audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, and reviews of internal controls not related to the audit of our consolidated financial statements. The increase in audit-related fees was related to performing SAS No. 70 internal controls procedures in various lines of business to support their customers’ business requirements.

Tax Fees.    Tax fees consist of fees billed to us by Ernst & Young LLP for tax compliance, tax planning and other tax services. The aggregate fees billed for tax compliance services, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, foreign and other tax compliance, provided to us by Ernst & Young LLP during 2009 and 2008 were $7.9 million and $9.6 million, respectively. In addition to fees being paid for tax compliance services, we paid $2.2 million and $1.5 million for tax planning and other tax services provided to us by Ernst & Young LLP during 2009 and 2008, respectively. Included in tax planning and other tax services was $2.0 million and $0.7 million for services associated with business acquisitions in 2009 and 2008, respectively. During 2009, we began to expand our existing internal tax compliance function and to transition certain domestic tax compliance services from Ernst & Young LLP to this internal function. We anticipate that this transition will occur over a two-year period and that the percentage of fees for tax services to the total fees paid to Ernst & Young LLP will decline beginning in 2011.

All Other Fees.    Ernst & Young LLP did not provide us any other services during 2009 or 2008.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our controller or chief risk officer. These requests are required to include information on the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by our independent auditor in 2009 and 2008, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 2—RATIFICATION OF SELECTION OF AUDITOR

Ernst & Young LLP began serving as our independent auditor for the fiscal year ended December 31, 2003. The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010.

While we are not required to do so, we are submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2010, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of U.S. Bancorp and our subsidiaries for the fiscal year ending December 31, 2010. Proxies will be voted FOR ratifying this selection unless otherwise specified.

PROPOSAL 3—PROPOSAL TO APPROVE THE U.S. BANCORP

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

We are asking our shareholders to approve the amendment and restatement of the U.S. Bancorp 2007 Stock Incentive Plan (the “2007 Stock Plan,” and, as so amended and restated, the “Amended and Restated Stock Plan”). If the Amended and Restated Stock Plan is approved, the maximum number of shares of our common stock authorized for issuance pursuant to all types of awards made under the 2007 Stock Plan will be increased from 70,000,000 to 120,000,000. In connection with this increase, the maximum number of shares available for grants of any types of awards other than options and stock appreciation rights (such awards other than options and stock appreciation rights, “Other Awards”) will be increased from 25,000,000 to 34,000,000.

By approving the Amended and Restated Stock Plan, our shareholders will also be reapproving the other material terms of the 2007 Stock Plan. Accordingly, we will be able to continue to grant performance-based equity awards under the 2007 Stock Plan for another five years that will qualify as “performance-based” compensation under Section 162(m) of the Code. Awards which so qualify will not be subject to the $1,000,000 per person limitation on the income tax deductibility of compensation paid to certain executive officers that would otherwise be imposed under Section 162(m) of the Code.

The purpose of the Amended and Restated Stock Plan is to promote the interests of U.S. Bancorp and our shareholders by aiding us in attracting and retaining employees, officers and non-employee directors who we expect will contribute to our future success. The Amended and Restated Stock Plan is also intended to provide participants with incentives to maximize their efforts on behalf of U.S. Bancorp through stock-based awards that provide them with opportunities for stock ownership. We believe that such incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

The 2007 Stock Plan permits us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility allows us to make future awards based on then-current objectives for aligning compensation with shareholder value.

The 2007 Stock Plan was approved by our shareholders on April 17, 2007, and became effective on that date. On February 18, 2010, our Board of Directors adopted the Amended and Restated Stock Plan, subject to the approval of our shareholders at the annual meeting.

Proposed Amendments and Reapproval of 2007 Stock Plan

Authorized Share Increase.    If the Amended and Restated Stock Plan is approved, the 2007 Stock Plan will be amended in two ways. First, the maximum number of shares of our common stock authorized for issuance under the 2007 Stock Plan will be increased by 50,000,000, from 70,000,000 to 120,000,000. Second, the maximum number of shares that will be available for granting Other Awards will be increased by 9,000,000, from 25,000,000 to 34,000,000.

As of February 8, 2010, 563,805 shares of our common stock had been issued under the 2007 Stock Plan, and 42,356,462 shares were reserved for issuance under outstanding awards. Accordingly, only 27,079,733 shares were available for future grants of awards as of such date. The proposed share authorization increase to 120,000,000 will assure that we have a sufficient reserve of common stock available under the 2007 Stock Plan to allow us to continue to provide equity incentives to our senior management and key employees at a competitive level. In connection with the increase in the total number of shares authorized under the 2007 Stock Plan, we are also asking our shareholders to approve an increase in the number of shares available for the granting of Other Awards to 34,000,000.

Reapproval of the 2007 Stock Plan for Purposes of Section 162(m) of the Code.    The 2007 Stock Plan has been structured in such a manner that equity awards made under it can qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. In general, under Section 162(m) of the Code, in order for U.S. Bancorp to be able to deduct compensation in excess of $1,000,000 paid in any one year to our CEO or any of our other NEOs, that compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by shareholders. The material terms must be reapproved within every five years.

For purposes of Section 162(m) of the Code, the material terms include the employees eligible to receive compensation, a description of the business criteria on which performance goals are based, and the maximum amount of compensation that can be paid to an employee under performance-based awards. Shareholder approval of the Amended and Restated Stock Plan will constitute reapproval of the material terms of the 2007 Stock Plan for purposes of the approval requirements of Section 162(m) of the Code.

The following is a summary of the material terms of the Amended and Restated Stock Plan and is qualified in its entirety by reference to the Amended and Restated Stock Plan. A copy of the Amended and Restated Stock Plan is attached as Appendix A to this proxy statement.

Administration

Our Compensation and Human Resources Committee (the “Committee”) will administer the Amended and Restated Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Amended and Restated Stock Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the Amended and Restated Stock Plan or amounts payable under the awards may be deferred automatically or at the election of either the Committee or the holder of the award. Subject to the provisions of the Amended and Restated Stock Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award, except that any such acceleration of exercisability or lapse of restrictions shall be limited to accelerations relating to a change-in-control or upon death, disability or other specified types of qualifying employment termination. The Committee has authority to interpret the Amended and Restated Stock Plan and establish rules and regulations for the administration of the Amended and Restated Stock Plan.

The Committee may delegate its powers under the Amended and Restated Stock Plan to one or more directors (including a director who is also one of our officers), except that the Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code. In addition, subject to applicable law, the Committee may authorize one or more of our non-director officers to grant stock options under the Amended and Restated Stock Plan, provided that stock option awards made by these officers may not be made to executive officers or directors who are subject to Section 16 of the Exchange Act. The Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Code.

Eligible Participants

Any employee, officer or non-employee director providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the Amended and Restated Stock Plan. As of February 8, 2010, approximately 3,100 employees, officers and directors were eligible to be selected by the Committee to receive awards under the Amended and Restated Stock Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the Amended and Restated Stock Plan will be 120,000,000, including the 50,000,000 share increase being proposed for approval by our shareholders. If an award is terminated, forfeited or cancelled without the issuance of any shares, then the shares previously set aside for that award will be available for future awards under the Amended and Restated Stock Plan. Shares tendered by participants as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will not become available again for granting awards under the Amended and Restated Stock Plan. For stock appreciation rights (“SARs”) settled in shares of our common stock upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, shall be counted against the number of shares available for awards under the Amended and Restated Stock Plan. Awards that do not entitle the holder thereof to receive or purchase shares of our common stock, and awards that are denominated at the time of grant as payable only in cash and that are settled in cash, are not counted against the aggregate number of shares available for awards under the Amended and Restated Stock Plan. If performance awards granted under our other executive incentive plans are payable in shares, those shares may be issued under the Amended and Restated Stock Plan and will be counted against the aggregate number of shares available for granting awards under the Amended and Restated Stock Plan.

A maximum of 34,000,000 shares of common stock (including the 9,000,000 share increase being proposed for approval by our shareholders) will be available for granting any types of awards other than awards of options or SARs under the Amended and Restated Stock Plan. In addition, awards under the Amended and Restated Stock Plan are subject to the following limitations:

•

In any taxable year, no participant may be granted awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, in excess of 5,000,000 shares.

•	In any taxable year, no participant may be granted performance awards in excess of 800,000 shares.

The number of shares authorized under the Amended and Restated Stock Plan and the share limitations on awards described above will be adjusted proportionally in the event of a stock dividend or other distribution, including a stock split or a combination or consolidation of the outstanding shares into a lesser number of shares. In the event the shares are converted into or exchanged for a different number or class of shares of stock or securities of U.S. Bancorp or of another corporation, whether through recapitalization, reclassification, merger or other similar corporate transaction or event such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended and Restated Stock Plan, the number of shares and share limits described above will be adjusted proportionally, and an equitable adjustment will be made to each share subject to an outstanding award such that no dilution or enlargement of the benefits or potential benefits occurs.

Types of Awards and Terms and Conditions

The Amended and Restated Stock Plan permits the granting of:

•	stock options (including both incentive stock options qualified under Section 422 of the Code and non-qualified stock options);

•	stock appreciation rights;

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property;

•	dividend equivalents;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Amended and Restated Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment or in installments. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of that option or SAR. However, the Committee may designate an exercise price for an option below fair market value on the date of grant if the option is granted in substitution for an option previously granted by an entity that is acquired or merged with U.S. Bancorp or one of our affiliates. Determinations of such fair market value will be made pursuant to methods and procedures established by the Committee in accordance with the Amended and Restated Stock Plan. The term of awards will be determined by the Committee at the time of grant but will not be longer than 10 years from the date of grant.

Stock Options.    The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. Options vest and become exercisable in accordance with a vesting schedule established by the Committee.

Stock Appreciation Rights.    The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units.    The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. Except as otherwise determined by the Committee, if the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards.    The Committee may grant performance awards under the Amended and Restated Stock Plan. A performance award may be denominated or payable in cash, shares (including restricted stock and restricted stock units), other securities, other awards or other property, and confers on the holder thereof the right to receive payments, in whole or in part, upon the achievement of performance goals during a performance period as established by the Committee. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Committee. Performance awards denominated in shares (including, restricted stock and restricted stock units) that are granted to participants who may be “covered employees” under Section 162(m) of the Code and that are intended to be qualified “performance-based compensation” within the meaning of Section 162(m) of the Code, to the extent required by Section 162(m) of the Code, must be conditioned solely on the achievement of one or more objective performance goals established by the Committee within the time prescribed by Section 162(m) of the Code, and must otherwise comply with the requirements of Section 162(m) of the Code.

Performance goals must be based solely on one or more of the following business criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including return on one or more of actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, growth of loans and deposits, number of customers or households, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may establish rules during the first 90 days of a performance period to permit the Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including the following: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Shareholder approval of the Amended and Restated Stock Plan will also constitute reapproval of the above list of performance goal business criteria for purposes of Section 162(m) of the Code, which requires that such performance goals, along with certain other material terms of performance-based plans, be reapproved at least every five years. Accordingly, any deductions to which we would otherwise be entitled with respect to any restricted stock unit, performance share, performance unit or deferred stock unit awards that may be earned (or eligible to be earned) subject to the attainment of one or more of those approved performance goals will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer that would otherwise be imposed under Section 162(m) of the Code.

Dividend Equivalents.    The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to a number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Stock Awards.    The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the Amended and Restated Stock Plan.

Other Stock-Based Awards.    The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the Amended and Restated Stock Plan.

Transferability of Awards

Unless otherwise provided by the Committee, awards (other than stock awards) under the Amended and Restated Stock Plan may only be transferred by will or by the laws of descent and distribution.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SARs previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Amended and Restated Stock Plan.

Duration, Termination and Amendment

The Amended and Restated Stock Plan will become effective on the date it is approved by our shareholders. Awards may be granted under the Amended and Restated Stock Plan only during a 10-year period ending on April 17, 2017, or, if the Amended and Restated Stock Plan is terminated earlier pursuant to its terms, during the period beginning on April 17, 2007, and ending on the date of termination of the Amended and Restated Stock Plan. However, unless otherwise expressly provided in the Amended and Restated Stock Plan or in an applicable award agreement, any award already granted may extend beyond the termination of the Amended and Restated Stock Plan, and the authority of the Committee with respect to the Amended and Restated Stock Plan and any awards, and the authority of the Board of Directors to amend the Amended and Restated Stock Plan, will extend beyond the termination of the Amended and Restated Stock Plan.

The Board may amend, alter, suspend, discontinue or terminate the Amended and Restated Stock Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available under the Amended and Restated Stock Plan, increase the award limits under the Amended and Restated Stock Plan, permit (contrary to the provisions of the Amended and Restated Stock Plan) awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Code to become unavailable with respect to options, SARs or certain performance awards granted under the Amended and Restated Stock Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us.

Federal Income Tax Consequences

Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income for the participant.

Exercise of Options and SARs.    Upon exercising a non-qualified stock option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon the exercise of a SAR, the amount of any cash received by the participant and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs.    As to other awards granted under the Amended and Restated Stock Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.    Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the Amended and Restated Stock Plan are qualified “performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated Stock Plan.

Application of Section 16.    Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.    Under the Amended and Restated Stock Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon any terms and conditions it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

Historical Awards under the 2007 Stock Plan

The following table sets forth information with respect to stock options, restricted stock and restricted stock units granted pursuant to the 2007 Stock Plan to the NEOs, the director nominees and the other specified groups set forth below as of February 8, 2010.

Name and Principal Position	Options Granted	Restricted Stock Granted	Restricted Stock Units Granted
Richard K. Davis Chairman, President and Chief Executive Officer	1,763,351	27,384	98,619
Andrew Cecere Vice Chairman and Chief Financial Officer	1,058,010	14,175	59,172
William L. Chenevich Vice Chairman, Technology and Operations Services	1,038,780	—	95,543
Pamela A. Joseph Vice Chairman, Payment Services	817,250	10,470	64,885
Richard C. Hartnack Vice Chairman, Consumer Banking	686,858	11,598	61,069
Douglas M. Baker, Jr. Director Nominee	—	—	32,277
Y. Marc Belton Director Nominee	—	—	11,352
Victoria Buyniski Gluckman Director Nominee	—	—	27,004
Arthur D. Collins, Jr. Director Nominee	—	—	23,938
Joel W. Johnson Director Nominee	—	—	24,336
Olivia F. Kirtley Director Nominee	—	—	32,349
Jerry W. Levin Director Nominee	—	—	23,938
David B. O’Maley Director Nominee	—	—	27,167
O’dell M. Owens, M.D., M.P.H. Director Nominee	—	—	20,458
Craig D. Schnuck Director Nominee	—	—	33,716
Patrick T. Stokes Director Nominee	—	—	23,938
All executive officers as a group (14 persons)	10,222,489	107,378	757,646
All non-executive directors as a group (12 persons)	—	—	300,931
Each associate of the above-named executive officers and director nominees	—	—	—
All employees (other than executive officers) as a group (2,372 persons)	26,337,632	4,565,026	792,601

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the Amended and Restated Stock Plan that are subject to shareholder approval. The Committee in its sole discretion will determine the number and types of awards that will be granted under the Amended and Restated Stock Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the Amended and Restated Stock Plan were to be approved by our shareholders. The closing price of our common stock on the NYSE on February 8, 2010 was $23.49.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans in effect as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(1)
Equity compensation plans approved by security holders(2)	87,984,764	$26.42	27,244,640
Equity compensation plans not approved by security holders(3)(4)	4,251,383	$23.17	—

Total	92,236,147	$25.57	27,244,640

(1)

No shares are available for granting future awards under the U.S. Bancorp 2001 Stock Incentive Plan, the U.S. Bancorp 1998 Executive Stock Incentive Plan or the U.S. Bancorp 1991 Executive Stock Incentive plan. The 27,244,640 shares available under the 2007 Stock Plan are available for future awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards, except that only 18,582,880 of these shares are available for future grants of awards other than stock options or stock appreciation rights.

(2)

Includes shares underlying stock options, performance-based restricted stock units (awarded to the members of our managing committee in 2009 and convertible into shares of our common stock on a one-for-one basis), and restricted stock units (convertible into shares of our common stock on a one-for-one basis) under the 2007 Stock Plan, the U.S. Bancorp 2001 Stock Incentive Plan, the U.S. Bancorp 1998 Executive Stock Incentive Plan and the U.S. Bancorp 1991 Executive Stock Incentive Plan. Excludes 680,089 shares, with a weighted-average exercise price of $17.10, underlying outstanding stock options and warrants assumed by U.S. Bancorp in connection with acquisitions by U.S. Bancorp. Of the excluded shares, 427,130 underlie stock options granted under equity compensation plans of the former U.S. Bancorp that were approved by the shareholders of the former U.S. Bancorp.

(3)

Includes 2,768,211 shares of common stock issuable pursuant to various current and former deferred compensation plans of U.S. Bancorp and its predecessor entities. All of the remaining identified shares underlie stock options granted to a broad-based employee population pursuant to the U.S. Bancorp 2001 Employee Stock Incentive Plan (“2001 Stock Plan”), the Firstar Corporation 1999 Employee Stock Incentive Plan (“1999 Stock Plan”) and the Firstar Corporation 1998 Employee Stock Incentive Plan (“1998 Stock Plan”).

(4)	The weighted-average exercise price does not include any assumed price at issuance of shares that may be issuable pursuant to the deferred compensation plans.

As of December 31, 2009, options to purchase an aggregate of 1,469,930 shares were outstanding under the 2001 Stock Plan. Under the 2001 Stock Plan, nonqualified stock options were granted to full-time or part-time employees actively employed by U.S. Bancorp on the grant date, other than individuals eligible to participate in any of the Company’s executive stock incentive plans. All options outstanding under the plan were granted on February 27, 2001.

As of December 31, 2009, options to purchase an aggregate of 9,618 shares of the Company’s common stock were outstanding under the 1999 Stock Plan. Under this plan, stock options were granted to each full-time or part-time employee actively employed by Firstar Corporation on the grant date, other than managers who participated in an executive stock incentive plan.

As of December 31, 2009, options to purchase an aggregate of 3,624 shares of the Company’s common stock were outstanding under the 1998 Stock Plan. Under this plan, stock options were granted to each full-time or part-time employee actively employed by Firstar Corporation on the grant date, other than managers who participated in an executive stock incentive plan.

No further options will be granted under the 2001 Stock Plan, the 1999 Stock Plan or the 1998 Stock Plan. Under all of these plans, the exercise price of the options equals the fair market value of the underlying common stock on the grant date. All options granted under the plans have a term of 10 years from the grant date and become exercisable over a period of time set forth in the relevant plan or as determined by the committee administering the relevant plan. Options granted under the plans are nontransferable and, during the optionee’s lifetime, are exercisable only by the optionee.

If an optionee is terminated as a result of his or her gross misconduct or offense, all options terminate immediately, whether or not vested. Under the 2001 Stock Plan, the 1999 Stock Plan and the 1998 Stock Plan, in the event an optionee is terminated immediately following a change-in-control (as defined in the plans) of U.S. Bancorp, and the termination is due to business needs resulting from the change-in-control and not as a result of the optionee’s performance or conduct, all of the optionee’s outstanding options will become immediately vested and exercisable as of the date of termination.

If the outstanding shares of the Company’s common stock are changed into or exchanged for a different number or kind of stock or other securities as a result of a reorganization, recapitalization, stock dividend, stock split, combination of shares, reclassification, merger, consolidation or similar event, the number of shares underlying outstanding options also may be adjusted. The plans may be terminated, amended or modified by the Board of Directors at any time.

The deferred compensation plans allow non-employee directors and members of the Company’s senior management to defer all or part of their compensation until the earlier of retirement or termination of employment. The deferred compensation is deemed to be invested in one of several investment alternatives at the option of the participant, including shares of U.S. Bancorp common stock. Deferred compensation deemed to be invested in U.S. Bancorp stock may be received at the time of distribution at the election of the participant, in the form of shares of U.S. Bancorp common stock. The 2,768,211 shares included in the table assumes that participants in the plans whose deferred compensation had been deemed to be invested in U.S. Bancorp common stock had elected to receive all of that deferred compensation in shares of U.S. Bancorp common stock on December 31, 2009. The U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan and the U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan are the Company’s only deferred compensation plans under which compensation may currently be deferred.

Board of Directors’ Recommendation

The Board of Directors recommends that you vote FOR approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan. Proxies will be voted FOR this proposal unless otherwise specified.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public, and in the idea of U.S. public corporations proposing advisory votes on compensation practices for executive officers (commonly referred to as a “say-on-pay” proposal). Our Board has determined that providing shareholders with an advisory vote on executive compensation may produce useful information on investor sentiment with regard to the Compensation and Human Resources Committee’s executive compensation philosophy, policies, and procedures.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See “Executive Compensation–Compensation Discussion and Analysis.”

As a result, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting for or against the following resolution:

“RESOLVED, that the shareholders approve the compensation of U.S. Bancorp executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.”

The Board of Directors urges shareholders to endorse the compensation program for our executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation and Human Resources Committee of the Board of Directors believes that the executive compensation for 2009 is reasonable and appropriate, is justified by the performance of the Company in an extremely difficult environment and is the result of a carefully considered approach.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the Compensation Discussion and Analysis:

•

Our company has been a top performer among its peers by numerous industry measures for many years, and our Compensation and Human Resources Committee has designed the compensation packages for our senior executives to be competitive with the compensation offered by those peers with whom we compete for management talent.

•	Unlike many of our peers, our company was profitable in every quarter of 2009 and 2008.

•	There is no history at this company of the compensation practices evidenced at some large financial institutions that have received so much recent negative publicity.

•	We recognize the need to fairly compensate and retain a senior management team that has produced some of the best operating results in the financial services industry over the past several years.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board values shareholders’ opinions and the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote FOR approval of U.S. Bancorp’s executive compensation program as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this proxy statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our 2009 Annual Report to Shareholders, including financial statements for the year ended December 31, 2009, accompanies this proxy statement. The 2009 Annual Report to Shareholders is also available on our website at www.usbank.com/proxymaterials. Copies of our 2009 Annual Report on Form 10-K, which is on file with the SEC, are available to any shareholder who submits a request in writing to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household U.S. Bancorp proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our proxy statement and/or our annual report to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call (866) 775-9668.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of U.S. Bancorp.

Lee R. Mitau

Secretary

Dated: March 12, 2010

APPENDIX A

U.S. BANCORP

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

Section 1.	Purpose	A-1

Section 2.	Definitions	A-1

Section 3.	Administration	A-3

(a)	Power and Authority of the Committee	A-3

(b)	Delegation	A-4

(c)	Power and Authority of the Board	A-4

Section 4.	Shares Available for Awards	A-4

(a)	Shares Available	A-4

(b)	Accounting for Awards	A-4

(c)	Adjustments	A-5

(d)	Award Limitations Under the Plan	A-5

Section 5.	Eligibility	A-5

Section 6.	Awards	A-6

(a)	Options	A-6

(b)	Stock Appreciation Rights	A-6

(c)	Restricted Stock and Restricted Stock Units	A-6

(d)	Performance Awards	A-7

(e)	Dividend Equivalents	A-7

(f)	Stock Awards	A-7

(g)	Other Stock-Based Awards	A-7

(h)	General	A-7

Section 7.	Amendment and Termination; Corrections	A-9

(a)	Amendments to the Plan	A-9

(b)	Amendments to Awards	A-9

(c)	Correction of Defects, Omissions and Inconsistencies	A-9

Section 8.	Income Tax Withholding	A-9

Section 9.	General Provisions	A-10

(a)	No Rights to Awards	A-10

(b)	Award Agreements	A-10

(c)	Plan Provisions Control	A-10

(d)	No Rights of Stockholders	A-10

(e)	No Limit on Other Compensation Plans or Arrangements	A-10

(f)	No Right to Employment or Directorship	A-10

(g)	Governing Law	A-10

(h)	Severability	A-10

(i)	No Trust or Fund Created	A-11

(j)	Other Benefits	A-11

(k)	No Fractional Shares	A-11

(l)	Headings	A-11

Section 10.	Effective Date of the Plan	A-11

Section 11.	Term of the Plan	A-11

A-i

U.S. BANCORP

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

Section 1.    Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based and other arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2.    Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not that be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall have the meaning ascribed to such term in an Award Agreement, or any other applicable employment or change in control agreement between the Participant and the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(h) “Company” shall mean U.S. Bancorp, a Delaware corporation, or any successor corporation.

(i) “Director” shall mean a member of the Board.

(j) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(k) “Eligible Person” shall mean any employee, officer or non-employee Director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when it was open for trading.

(n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, growth of loans and deposits, number of customers or households, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(u) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v) “Plan” shall mean this Amended and Restated 2007 Stock Incentive Plan, as amended from time to time.

(w) “Qualifying Termination” shall have the meaning ascribed to it in any applicable Award Agreement, and, if not defined in any applicable Award Agreement, shall mean termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options or SARs or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards under the Plan. Without limiting the generality of the foregoing, a Qualifying Termination may apply to large scale terminations of employment relating to the disposition or divestiture of business or legal entities or similar circumstances.

(x) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(aa) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(bb) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(cc) “Share” or “Shares” shall mean a share or shares of common stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd) “Specified Employee” shall mean an employee who is a specified employee for purposes of Code Section 409A as defined in the separate document entitled “U.S. Bank Specified Employee Determination.”

(ee) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ff) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3.    Administration

(a) Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or waive any restrictions relating to any Award, provided, however, that, except as otherwise provided herein, any such acceleration of exercisability or lapse of restrictions shall be limited to accelerations relating to a Change in Control, a Qualifying Termination, death or disability; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation.    The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m). In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(c) Power and Authority of the Board.    Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4.    Shares Available for Awards

(a) Shares Available.    Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 120,000,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be available for granting Awards under the Plan. Shares tendered by Participants as full or partial payment to the Company upon exercise of an Award, and Shares withheld by or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations with respect to an Award, shall not become available for issuance under the Plan.

(b) Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares, and Awards that are denominated at the time of grant as payable only in cash and that are settled in cash, shall not be counted against the aggregate number of Shares available for Awards under the Plan. If performance awards granted under the Company’s executive incentive plans are payable in Shares, such Shares may be issued under this Plan and shall be counted against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 4(a) and 4(d) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefor. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 4(a) and 4(d) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Committee pursuant to this Section 4(c) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Committee determines to be equitable.

(d) Award Limitations Under the Plan.

(i) Plan Limitation on Awards other than Awards of Options and Stock Appreciation Rights.    The number of Shares available for granting any types of Awards other than Awards of Options or Stock Appreciation Rights shall not exceed 34,000,000, subject to adjustment as provided in Section 4(c) hereof; provided, however, that any Shares covered by an Award that is not an Option or Stock Appreciation Right that are forfeited shall again be available for purposes of the foregoing limitations.

(ii) Section 162(m) Limitation for Certain Types of Awards.    No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards in excess of 5,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

(iii) Section 162(m) Limitation for Performance Awards.    No Eligible Person may be granted Performance Awards under the Plan in excess of 800,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any taxable year. The limitation contained in this Section 4(d)(iii) does not apply to any Award subject to the limitation contained in Section 4(d)(ii). The limitation contained in this Section 4(d)(iii) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5.    Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards

(a) Options.    The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, provided, however, the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired or merged with the Company or an Affiliate.

(ii) Option Term.    The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares.    Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture.    Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards denominated in Shares (including, without limitation, Restricted Stock and Restricted Stock Units) that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

(e) Dividend Equivalents.    The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(f) Stock Awards.    The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.    The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of any Other Stock Based Awards, subject to the terms of the Plan and the Award Agreement. Any consideration paid by the Participant with respect to any Other Stock Based Awards may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.    Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee at the time of grant, but in no event shall any Award have a term of more than 10 years.

(v) Limits on Transfer of Awards.    Except as otherwise provided by the Committee or the terms of this Plan, no Award (other than Stock Awards) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended, which definition currently includes certain family partnerships, foundations, trusts and other entities controlled by family members), at any time that such Participant holds such Option, provided that such transfers may not be transfers for value (as defined in the General Instructions to Form S-8, or any successor to such Instructions or such Form) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing.    All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Section 409A Provisions.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under

Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

Section 7.    Amendment and Termination; Corrections

(a) Amendments to the Plan.    The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights, which is prohibited by Section 3(a)(v) of the Plan;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; or

(vi) would cause Section 162(m) to become unavailable with respect to the Plan.

(b) Amendments to Awards.    Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.    Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.    General Provisions

(a) No Rights to Awards.    No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.    No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company, and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) Plan Provisions Control.    In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders.    Except with respect to Restricted Stock, Stock Awards, and certain types of stock-based Performance Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(e) No Limit on Other Compensation Plans or Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment or Directorship.    The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or remove a Director who is a Participant free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g) Governing Law.    The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits.    No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.    Effective Date of the Plan

The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on April 20, 2010, and the Plan shall be effective as of the date of such stockholder approval.

Section 11.    Term of the Plan

Awards shall be granted under the Plan only during a 10-year period beginning on April 17, 2007, or if the Plan is terminated earlier pursuant to Section 7(a) of the Plan, during the period beginning on April 17, 2007 and ending on such date of termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

LOCATION OF U.S. BANCORP ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 20, 2010 at 11:00 a.m. Pacific time

Seattle Marriott Waterfront

Grand Pacific Ballroom

2100 Alaskan Way

Seattle, Washington

Valet parking is available at the hotel. Parking is also available at the World Trade Center located next to the hotel and at the Bell Street Pier Garage located at 9 Wall Street. You can enter the Bell Street Pier Garage on Elliott Avenue or Wall Street.

Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your broker, bank, trust or other nominee are examples of proof of ownership.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders to be held on April 20, 2010:

Our Notice and Proxy Statement and 2009 Annual Report are available at www.usbank.com/proxymaterials.

▼ FOLD AND DETACH HERE ▼

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M19306-P88646

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

April 20, 2010

The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Richard K. Davis and Lee R. Mitau, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2010 Annual Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted “FOR” all nominees for director, “FOR” Items 2, 3 and 4, and in the discretion of the named proxies on all other matters.

IF YOU DO NOT VOTE BY TOUCH-TONE PHONE OR VIA THE INTERNET,

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE

AND RETURN IT IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

U.S. BANCORP

INVESTOR RELATIONS

800 NICOLLET MALL

BC-MN-H23K

MINNEAPOLIS, MN 55402-4302

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2010, or April 15, 2010, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by U.S. Bancorp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2010, or April 15, 2010, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to U.S. Bancorp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:
M19305-P88646	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

U.S. BANCORP

The Board of Directors recommends a vote FOR all the listed nominees and FOR Items 2, 3 and 4.
Vote on Directors
Item 1 -	Election of Directors to serve until the annual meeting in 2011.	For	Against	Abstain

	1a. Douglas M. Baker, Jr.	☐	☐	☐

	1b. Y. Marc Belton	☐	☐	☐				For	Against	Abstain

	1c. Victoria Buyniski Gluckman	☐	☐	☐		1j.	O’dell M. Owens, M.D., M.P.H.	☐	☐	☐

	1d. Arthur D. Collins, Jr.	☐	☐	☐		1k.	Richard G. Reiten	☐	☐	☐

	1e. Richard K. Davis	☐	☐	☐		1l.	Craig D. Schnuck	☐	☐	☐

	1f. Joel W. Johnson	☐	☐	☐		1m.	Patrick T. Stokes	☐	☐	☐

	1g. Olivia F. Kirtley	☐	☐	☐	Vote on Proposals

	1h. Jerry W. Levin	☐	☐	☐	Item 2 -	Ratification of Ernst & Young LLP as independent auditor for the 2010 fiscal year.		☐	☐	☐

	1i. David B. O’Maley	☐	☐	☐	Item 3 -	Approval of the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	Item 4 -	Advisory vote to approve executive compensation program.		☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date